                                                                     EXHIBIT 4.1

                                                                  Execution Copy




                         POOLING AND SERVICING AGREEMENT
                                   Relating to



                           ADVANTA MORTGAGE LOAN TRUST
                                     1999-2



                                      Among



                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor,



                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,



                                       and



                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee



                             Dated as of May 1, 1999

                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)

                                                                                                       Page
Parties..................................................................................................1
Recitals.................................................................................................1

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION.............................................................6

     Section 1.1.    Definitions.........................................................................6
     Section 1.2.    Captions; Table of Contents........................................................40
     Section 1.3.    Opinions...........................................................................40

ARTICLE II ESTABLISHMENT AND ORGANIZATION OF THE TRUST..................................................40

     Section 2.1.    Establishment of the Trust.........................................................40
     Section 2.2.    Office.............................................................................40
     Section 2.3.    Purposes and Powers................................................................41
     Section 2.4.    Appointment of the Trustee; Declaration of Trust...................................41
     Section 2.5.    Expenses of the Trust..............................................................41
     Section 2.6.    Ownership of the Trust.............................................................41
     Section 2.7.    Situs of the Trust.................................................................41
     Section 2.8.    Miscellaneous REMIC Provisions.....................................................41

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR AND THE MASTER SERVICER; COVENANT
                     OF SPONSOR TO CONVEY MORTGAGE LOANS................................................45

     Section 3.1.    Representations and Warranties of the Sponsor......................................45
     Section 3.2.    Representations and Warranties of the Master Servicer..............................47
     Section 3.3.    Representations and Warranties of the Sponsor with Respect to the Mortgage Loans...49
     Section 3.4.    Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In
                        Certain Situations..............................................................50
     Section 3.5.    Conveyance of the Mortgage Loans...................................................53
     Section 3.6.    Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by
                        Trustee.........................................................................56
     Section 3.7.    Cooperation Procedures.............................................................58
     Section 3.8.    Conveyance of the Subsequent Mortgage Loans........................................58

ARTICLE IV ISSUANCE AND SALE OF CERTIFICATES............................................................60

     Section 4.1.    Issuance of Certificates...........................................................60
     Section 4.2.    Sale of Certificates...............................................................60

ARTICLE V CERTIFICATES AND TRANSFER OF INTERESTS........................................................60

     Section 5.1.    Terms..............................................................................60
     Section 5.2.    Forms..............................................................................61
     Section 5.3.    Execution, Authentication and Delivery.............................................61
     Section 5.4.    Registration and Transfer of Certificates..........................................61
     Section 5.5.    Mutilated, Destroyed, Lost or Stolen Certificates..................................63
     Section 5.6.    Persons Deemed Owners..............................................................64
     Section 5.7.    Cancellation.......................................................................64
     Section 5.8.    Limitation on Transfer of Ownership Rights.........................................64
     Section 5.9.    Assignment of Rights...............................................................65

ARTICLE VI COVENANTS....................................................................................65

     Section 6.1.    Distributions......................................................................65
     Section 6.2.    Money for Distributions to be Held in Trust; Withholding...........................66
     Section 6.3.    Protection of Trust Estate.........................................................66
     Section 6.4.    Performance of Obligations.........................................................67
     Section 6.5.    Negative Covenants.................................................................67
     Section 6.6.    No Other Powers....................................................................68
     Section 6.7.    Limitation of Suits................................................................68
     Section 6.8.    Unconditional Rights of Owners to Receive Distributions............................69
     Section 6.9.    Rights and Remedies Cumulative.....................................................69
     Section 6.10.   Delay or Omission Not Waiver.......................................................69
     Section 6.11.   Control by Owners..................................................................69

ARTICLE VII ACCOUNTS, DISBURSEMENTS AND RELEASES........................................................70

     Section 7.1.    Collection of Money................................................................70
     Section 7.2.    Establishment of Accounts..........................................................70
     Section 7.3.    The Certificate Insurance Policy...................................................70
     Section 7.4.    Pre-Funding Account and Capitalized Interest Account...............................71
     Section 7.5.    Flow of Funds......................................................................72
     Section 7.6.    Investment of Accounts.............................................................76
     Section 7.7.    Eligible Investments...............................................................77
     Section 7.8.    Reports by Trustee.................................................................78
     Section 7.9.    Additional Reports by Trustee......................................................81
     Section 7.10.   Supplemental Interest Payment Account and Supplemental Interest Payments...........81

ARTICLE VIII SERVICING AND ADMINISTRATION OF MORTGAGE LOANS.............................................82

     Section 8.1.    Master Servicer and Sub-Servicers..................................................82
     Section 8.2.    Collection of Certain Mortgage Loan Payments.......................................84
     Section 8.3.    Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.................85
     Section 8.4.    Successor Sub-Servicers............................................................85
     Section 8.5.    Liability of Master Servicer.......................................................85
     Section 8.6.    No Contractual Relationship Between Sub-Servicer and Trustee or the Owners.........85
     Section 8.7.    Assumption or Termination of Sub-Servicing Agreement by Trustee....................85
     Section 8.8.    Principal and Interest Account.....................................................86
     Section 8.9.    Delinquency Advances, Compensating Interest and Servicing Advances.................88
     Section 8.10.   Purchase of Mortgage Loans.........................................................89
     Section 8.11.   Maintenance of Insurance...........................................................89
     Section 8.12.   Due-on-Sale Clauses; Assumption and Substitution Agreements........................90
     Section 8.13.   Realization Upon Defaulted Mortgage Loans..........................................91
     Section 8.14.   Trustee to Cooperate; Release of Files.............................................92
     Section 8.15.   Servicing Compensation.............................................................93
     Section 8.16.   Annual Statement as to Compliance..................................................93
     Section 8.17.   Annual Independent Certified Public Accountants' Reports...........................94
     Section 8.18.   Access to Certain Documentation and Information Regarding the Mortgage Loans.......94
     Section 8.19.   Assignment of Agreement............................................................94
     Section 8.20.   Removal of Master Servicer; Resignation of Master Servicer.........................94
     Section 8.21.   Inspections by the Certificate Insurer and the Trustee; Errors and Omissions
                        Insurance.......................................................................98

     Section 8.22.   Merger, Conversion, Consolidation or Succession to Business of Master Servicer.....98
     Section 8.23.   Notices of Material Events.........................................................99

ARTICLE IX TERMINATION OF TRUST.........................................................................99

     Section 9.1.    Termination of Trust...............................................................99
     Section 9.2.    Clean-Up Call Termination.........................................................100
     Section 9.3.    Termination Upon Loss of REMIC Status.............................................101
     Section 9.4.    Disposition of Proceeds...........................................................102
     Section 9.5.    Netting of Amounts................................................................102

ARTICLE X THE TRUSTEE..................................................................................102

     Section 10.1.   Certain Duties and Responsibilities...............................................102
     Section 10.2.   Removal of Trustee for Cause......................................................104
     Section 10.3.   Certain Rights of the Trustee.....................................................105
     Section 10.4.   Not Responsible for Recitals or Issuance of Certificates..........................106
     Section 10.5.   May Hold Certificates.............................................................106
     Section 10.6.   Money Held in Trust...............................................................106
     Section 10.7.   No Lien for Fees..................................................................106
     Section 10.8.   Corporate Trustee Required; Eligibility...........................................106
     Section 10.9.   Resignation and Removal; Appointment of Successor.................................106
     Section 10.10.  Acceptance of Appointment by Successor Trustee....................................108
     Section 10.11.  Merger, Conversion, Consolidation or Succession to Business of the Trustee........108
     Section 10.12.  Reporting; Withholding............................................................108
     Section 10.13.  Liability of the Trustee..........................................................109
     Section 10.14.  Appointment of Co-Trustee or Separate Trustee.....................................109

ARTICLE XI MISCELLANEOUS...............................................................................110

     Section 11.1.   Compliance Certificates and Opinions..............................................110
     Section 11.2.   Form of Documents Delivered to the Trustee........................................111
     Section 11.3.   Acts of Owners....................................................................111
     Section 11.4.   Notices, etc., to Trustee.........................................................112
     Section 11.5.   Notices and Reports to Owners; Waiver of Notices..................................112
     Section 11.6.   Rules by Trustee and Sponsor......................................................112
     Section 11.7.   Successors and Assigns............................................................112
     Section 11.8.   Severability......................................................................113
     Section 11.9.   Benefits of Agreement.............................................................113
     Section 11.10.  Legal Holidays....................................................................113
     Section 11.11.  Governing Law.....................................................................113
     Section 11.12.  Counterparts......................................................................113
     Section 11.13.  Usury.............................................................................113
     Section 11.14.  Amendment.........................................................................114
     Section 11.15.  REMIC Status; Taxes...............................................................115
     Section 11.16.  Additional Limitation on Action and Imposition of Tax.............................116
     Section 11.17.  Appointment of Tax Matters Person.................................................117
     Section 11.18.  The Certificate Insurer...........................................................117
     Section 11.19.  Maintenance of Records............................................................117
     Section 11.20.  Notices...........................................................................117

SCHEDULE I        --   Schedules of Mortgage Loans

EXHIBIT A  --  Form of Certificates
EXHIBIT B  --  Form of Notice of Establishment of Principal and Interest Account
EXHIBIT C  --  Form of Trustee's Acknowledgement of Receipt
EXHIBIT D  --  Form of Certification
EXHIBIT E  --  Form of Delivery Order
EXHIBIT F  --  Form of Class R/RL Tax Matters Transfer Certificate
EXHIBIT G  --  Power of Attorney
EXHIBIT H  --  Form of Monthly Report
EXHIBIT I  --  Form of Master Servicer's Trust Receipt
EXHIBIT J  --  Form of Subsequent Transfer Agreement
EXHIBIT K  --  Form of Lost Note Affidavit

                  POOLING AND SERVICING AGREEMENT, relating to ADVANTA MORTGAGE LOAN TRUST 1999-2, dated as of May 1, 1999, by and among ADVANTA MORTGAGE CONDUIT SERVICES, INC., a Delaware corporation, in its capacity as sponsor of the trust created pursuant to this Agreement (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

                  WHEREAS, the Sponsor wishes to establish a trust, and to provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

                  WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

                  WHEREAS, all things necessary to make the Certificates (as defined herein), when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

                  WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee hereunder; and

                  WHEREAS, Ambac Assurance Corporation (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

                  SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                  "Accepted Servicing Practices": The Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Properties are located.

                  "Account": Any account established in accordance with Sections 7.2, 7.4, 7.10 or 8.8 hereof each of which shall be established at a Designated Depository Institution.

                  "Accrual Period": On any Payment Date, (x) with respect to the Class A-2, A-3, A-4, A-5 and A-6 Certificates, the immediately preceding calendar month and (y) with respect to the Class A-1 and Class A-7 Certificates, the period commencing on the immediately preceding Payment Date (or the Startup Day in the case of the first Payment Date) to and including the day prior to the current Payment Date. Calculations of interest on the Class A-2, A-3, A-4, A-5 and

A-6 Certificates will be made on the basis of a 360-day year consisting of twelve thirty-day months and calculations of interest on the Class A-1 and Class A-7 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period in a year of 360 days.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 3.8(b) of this Agreement, notice, which shall be given not later than two Business Days prior to the related Subsequent Transfer Date, of the Sponsor's designation of Subsequent Mortgage Loans to be sold to the Trust, such notice shall include the approximate aggregate Loan Balance and the approximate weighted average Coupon Rate of such Subsequent Mortgage Loans.

                  "Advanta Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with an "A" code, the items listed below:

                  (a) the original Note, or , if such Note is lost, a certified copy thereof along with a Lost Note Affidavit in the form of Exhibit K hereto, bearing all intervening endorsements, endorsed either (i) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse" or (ii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse, Advanta Mortgage Corp. USA as Master Servicer," or (iii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee" by [Seller, signature, name, title] and signed in the name of the previous owner by an authorized officer (in the event that the Mortgage Loan was acquired by the previous owner in a merger the signature must be in the following form: "[the previous owner], successor by merger to [name of predecessor]", in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the previous owner], formerly known as [previous name]" or (iv) "Pay to the order of Bankers Trust Company of California, N.A., without recourse" or (v) "Pay to the order of _______________, without recourse". The original Note should be accompanied by any rider made in connection with the origination of the related Mortgage Loan;

                  (b) the original of any guarantee executed in connection with the Note (if any);

                  (c) the original Mortgage with evidence of recording thereon or copies certified by the related recording office or, if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage;

                  (d) the originals of any assumption, modification, consolidation or extension agreements;

                  (e) the originals of all intervening assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening assignment has not been returned from the recording office, a certified copy thereof); and

                  (f) any assignment of Mortgages required to be delivered under
Section 3.5(c)(i) or 3.5(c)(ii) hereunder.

                  "Affiliated Originators": Advanta Mortgage Corp. USA, a Delaware corporation, Advanta Bank Corp., a Utah industrial loan corporation, Advanta Mortgage Corp. Midatlantic, a

Pennsylvania corporation, Advanta Mortgage Corp. Midatlantic II, a Pennsylvania corporation, Advanta Mortgage Corp. Midwest, a Pennsylvania corporation, Advanta Mortgage Corp. Northeast, a New York corporation, Advanta National Bank, a national banking association, Advanta Finance Corp., a Nevada corporation.

                  "Aggregate Certificate Principal Balance": As of any date of determination thereof, the sum of the then Outstanding Certificate Principal Balance of the Class A Certificates.

                  "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

                  "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

                  "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

                  "ARM Group Available Funds Cap Rate": As of any Payment Date, an amount, expressed as a per annum rate, and calculated on the basis of a 360-day year and the actual number of days elapsed in the related Remittance Period, equal to (a) the sum of (i) the aggregate amount of interest accrued and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans in the Group II Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium Amount and the Trustee's Fee, in each case relating to the Group II Pool, on such Payment Date, and minus (iii) commencing on the seventh Payment Date following the Startup Day, an amount equal to 0.75% per annum times the aggregate principal balance of the Mortgage Loans in Group II as of the beginning of such related Remittance Period, divided by (b) the aggregate principal balance of the Mortgage Loans in Group II as of the beginning of the related Remittance Period.

                  "Authorized Officer": (A) With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and (B) with respect to the Trustee, the Sponsor and the Master Servicer, those individuals whose names appear on the lists of Authorized Officers delivered on the Startup Day, which lists may be amended or supplemented from time to time.

                  "Available Funds": Group I Available Funds or Group II Available Funds.

                  "Available Funds Cap Rate": The Fixed Rate Group Available Funds Cap Rate or the ARM Group Available Funds Cap Rate, as applicable.

                  "Available Funds Shortfall": As defined in Section 7.5(b)(D)(1) hereof.

                  "Balance Ratio": As defined in Section 2.8(b) hereof.

                  "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

                  "Benefit Plan Entity": As defined in Section 5.8(b) hereof.

                  "Business Day": Any day that is not a Saturday, Sunday or other day on which the Certificate Insurer, the Master Servicer, the Sponsor or the Trustee is closed or commercial banking institutions in the States of New York, Delaware or California are authorized or obligated by law or executive order to be closed.

                  "Capitalized Interest Account": The Capitalized Interest Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                  "Certificate": Any one of the Class A Certificates, the Class B Certificates, the Class BS Certificates, the Class R Certificates and the Class RL Certificates, each representing the interests and the rights described in this Agreement.

                  "Certificate Account": The Certificate Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                  "Certificate Insurance Policy": The certificate guaranty insurance policy No. AB0263BE dated June 3, 1999 issued by the Certificate Insurer to the Trustee for the benefit of the Owners of the Class A Certificates.

                  "Certificate Insurer": Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or any successor thereto.

                  "Certificate Insurer Default": Any one of the following events shall have occurred and be continuing:

                  (a) The Certificate Insurer shall have failed to make a payment required under the Certificate Insurance Policy;

                  (b) The Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) A court of competent jurisdiction, the New York Department of Insurance, or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

                  "Certificate Principal Balance": With respect to any Class A Certificate as of any date of determination, the Original Certificate Principal Balance less any principal amounts actually distributed on such Class A Certificates pursuant to Sections 7.5(b)(E) and 7.5(b)(F) hereof on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments. The Class B

Certificate, the Class BS Certificate, the Class R Certificate, the Class RL Certificate and each Supplemental Interest Right do not have a Certificate Principal Balance.

                  "Civil Relief Act": The Soldiers and Sailors' Civil Relief Act of 1940, as amended from time to time.

                  "Civil Relief Act Shortfalls": Interest shortfalls resulting from the application of the Civil Relief Act.

                  "Class": Any Class of the Class A Certificates, the Class B Certificates, the Class BS Certificate, the Class R Certificates or the Class RL Certificates.

                  "Class A Certificate": Any one of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates or the Class A-7 Certificates.

                  "Class A Current Interest": With respect to any Payment Date, the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest or the Class A-7 Current Interest.

                  "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount and the Class A-7 Distribution Amount.

                  "Class A Interest Carry Forward Amount": With respect to any Payment Date, the Class A-1 Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class A-3 Interest Carry Forward Amount, the Class A-4 Interest Carry Forward Amount, the Class A-5 Interest Carry Forward Amount, the Class A-6 Interest Carry Forward Amount or the Class A-7 Interest Carry Forward Amount.

                  "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-1 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-1 Certificates less any principal amounts actually distributed with respect to the Class A-1 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate; provided, that such amount will be reduced by the Class A-1 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group I during the related Remittance Period.

                  "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest, (y) the Class A-1 Interest Carry Forward Amount, if any, and

(z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-1 Certificates pursuant to Section 7.5(b)(F) hereof.

                  "Class A-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-1 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest, including the payment of any related Supplemental Interest Amount, made to the Owners of the Class A-1 Certificates on such immediately preceding Payment Date and (y) interest on such amount at the Class A-1 Pass-Through Rate calculated on the basis of the actual number of days in the related Accrual Period and a year of 360 days.

                  "Class A-1 Pass-Through Rate": The Class A-1 Pass-Through Rate will be equal to, with respect to any Payment Date, the lesser of (i) LIBOR plus 0.10% per annum and (ii) the Fixed Rate Group Available Funds Cap Rate for such Payment Date.

                  "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-2 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-2 Certificates less any principal amounts actually distributed with respect to the Class A-2 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate; provided, that such amount will be reduced by the Class A-2 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group I during the related Remittance Period.

                  "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-2 Current Interest, (y) the Class A-2 Interest Carry Forward Amount, if any, and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-2 Certificates pursuant to Section 7.5(b)(F) hereof.

                  "Class A-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-2 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-2 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

                  "Class A-2 Pass-Through Rate": The Class A-2 Pass-Through Rate will be equal to, with respect to any Payment Date, 6.32% per annum

                  "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-3 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-3 Certificates less any principal amounts actually distributed with respect to the Class A-3 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-3 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate; provided, that such amount will be reduced by the Class A-3 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group I during the related Remittance Period.

                  "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-3 Current Interest, (y) the Class A-3 Interest Carry Forward Amount, if any, and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-3 Certificates pursuant to Section 7.5(b)(F) hereof.

                  "Class A-3 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-3 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-3 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-3 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-3 Pass-Through Rate.

                  "Class A-3 Pass-Through Rate": The Class A-3 Pass-Through Rate will be equal to, with respect to any Payment Date, 6.44% per annum

                  "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-4 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-4 Certificates less any principal amounts actually distributed with respect to the Class A-4 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-4 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate; provided, that such amount will be reduced by the Class A-4 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group I during the related Remittance Period.

                  "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-4 Current Interest, (y) the Class A-4 Interest Carry Forward Amount, if any, and

(z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-4 Certificates pursuant to Section 7.5(b)(F) hereof.

                  "Class A-4 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-4 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-4 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-4 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-4 Pass-Through Rate.

                  "Class A-4 Pass-Through Rate": The Class A-4 Pass-Through Rate will be equal to, with respect to any Payment Date, 6.89% per annum.

                  "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-5 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-5 Certificates less any principal amounts actually distributed with respect to the Class A-5 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-5 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate; provided, that such amount will be reduced by the Class A-5 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group I during the related Remittance Period.

                  "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-5 Current Interest, (y) the Class A-5 Interest Carry Forward Amount, if any, and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-5 Certificates pursuant to Section 7.5(b)(F) hereof.

                  "Class A-5 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-5 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-5 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-5 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-5 Pass-Through Rate.

                  "Class A-5 Pass-Through Rate": The Class A-5 Pass-Through Rate will be equal to the lesser of (x)(i) with respect to any Payment Date which occurs on or prior to the Step-Up Payment Date, 7.15% per annum, or (ii) with respect to any Payment Date thereafter, 7.90% per annum and (y) the Fixed Rate Group Available Funds Cap Rate for such Payment Date.

                  "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-6 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-6 Certificates less any principal amounts actually distributed with respect to the Class A-6 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-6 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate; provided, that such amount will be reduced by the Class A-6 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group I during the related Remittance Period.

                  "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-6 Current Interest, (y) the Class A-6 Interest Carry Forward Amount, if any, and until the Class A-6 Certificate Principal Balance has been reduced to zero, (z) Class A-6 Principal Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.5(b)(F).

                  "Class A-6 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-6 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-6 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-6 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-6 Pass-Through Rate.

                  "Class A-6 Pass-Through Rate": The Class A-6 Pass-Through Rate will be equal to, with respect to any Payment Date, the lesser of (x) 6.82% per annum and (y) the Fixed Rate Group Available Funds Cap Rate for such Payment Date.

                  "Class A-6 Principal Distribution Amount": With respect to any Payment Date will be: the "applicable percentage" set forth below of the Class A-6 Pro Rata Principal Distribution Amount with respect to such Payment Date:

               PERIOD                             APPLICABLE PERCENTAGE
               ------                             ---------------------
          June 1999 - May 2002                            0.00%
          June 2002 - May 2004                           45.00%
          June 2004 - May 2005                           80.00%
          June 2005 - May 2006                          100.00%
          June 2006 - and thereafter                    300.00%

                  "Class A-6 Pro Rata Principal Distribution Amount": With respect to any Payment Date, an amount equal to the product of (x) the Group I Class A Principal Distribution Amount for such Payment Date and (y) a fraction, the numerator of which is the Class A-6

Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group I Certificates immediately prior to such Payment Date.

                  "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-7 Certificate Principal Balance": As of any date of determination, the Original Certificate Principal Balance of all Class A-7 Certificates less any principal amounts actually distributed with respect to the Class A-7 Certificates pursuant to Section 7.5(b)(F) hereof on all prior Payment Dates.

                  "Class A-7 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate; provided, that such amount will be reduced by the Class A-7 Certificates' pro rata share of any Civil Relief Act Shortfalls relating to Group II during the related Remittance Period.

                  "Class A-7 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-7 Current Interest, (y) the Class A-7 Interest Carry Forward Amount, if any, and (z) the Group II Class A Principal Distribution Amount payable to the Owners of Class A-7 Certificates pursuant to
Section 7.5(b)(F) hereof.

                  "Class A-7 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-7 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-7 Interest Carry Forward Amount, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distribution with respect to interest, including the payment of any related Supplemental Interest Amount, made to the Owners of the Class A-7 Certificates on such immediately preceding Payment Date and (y) interest on such amount at the Class A-7 Pass-Through Rate calculated on the basis of the actual number of days in the related Accrual Period and a year of 360 days.

                  "Class A-7 Pass-Through Rate": The Class A-7 Pass-Through Rate will be equal to the lesser of (i)(a) with respect to any Payment Date which occurs on or prior to the Step-Up Payment Date, LIBOR plus 0.22% per annum or
(b) with respect to any Payment Date thereafter, LIBOR plus 0.44% per annum and
(ii) the ARM Group Available Funds Cap Rate for such Payment Date.

                  "Class B Certificate": Any one of the Certificates designated on the face thereof as a Class B Certificate, substantially in the form annexed hereto as Exhibit A-B, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein. The Class B Certificates represent a class of "regular interests" in the Upper-Tier REMIC.

                  "Class B Distribution Amount": With respect to any Payment Date, the amount payable to Class B pursuant to footnotes 4 and 5 of Section 2.8(c).

                  "Class B Pass-Through Rate": With respect to any Payment Date, the interest payable at the Group I Net Weighted Average Coupon Rate and the Group II Net Weighted

Average Coupon Rate on the Group I and Group II Mortgage Loans in excess of the interest payable on the Class A Certificates, expressed as a per annum rate on the aggregate Loan Balance of the Mortgage Loans in Group I and Group II.

                  "Class BS Certificate": Any one of the Certificates designated on the face thereof as a Class BS Certificate, substantially in the form annexed hereto as Exhibit A-BS, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit A-R, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

                  "Class RL Certificate": Any one of the Certificates designated on the face thereof as a Class RL Certificate, substantially in the form annexed hereto as Exhibit A-RL, authenticated and delivered by the Trustee, representing the right to receive distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Lower-Tier REMIC for the purposes of the REMIC Provisions.

                  "Clean-Up Call Date": The Payment Date after the Initial Clean-Up Call Date on which the Redeeming Party elects to exercise its right to purchase all of the Mortgage Loans pursuant to Section 9.2 hereof.

                  "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

                  "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property and with respect to any Junior Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining principal balance of the Senior Lien note(s), as of the date of origination of the Junior Mortgage Loan, as appropriate, and (ii) the Original Principal Amount of the related Note of such Junior Mortgage Loan, as appropriate, divided by (b) the Appraised Value.

                  "Commitment": The Commitment to issue a Certificate Guaranty Insurance Policy dated June 3, 1999 and issued by the Certificate Insurer.

                  "Compensating Interest": The amount defined in Section 8.9(b) hereof.

                  "Conduit Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with a "B" code, the items listed below:

                  (a) the original Note, or , if such Note is lost, a certified copy thereof along with a Lost Note Affidavit in the form of Exhibit K hereto, bearing all intervening endorsements, endorsed either (i) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse" or (ii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse, Advanta Mortgage Corp. USA as Master Servicer," or (iii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee" by [Seller, signature, name, title] and signed in the name of the previous owner by an authorized officer (in the event that the Mortgage Loan was acquired by the previous owner in a merger the signature must be in the following form:
"[the previous owner], successor by merger to [name of predecessor]", in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the previous owner], formerly known as [previous name]" or (iv) "Pay to the order of Bankers Trust Company of California, N.A., without recourse" or (v) "Pay to the order of ______________, without recourse". The original Note should be accompanied by any rider made in connection with the origination of the related Mortgage Loan;

                  (b) the original of any guarantee executed in connection with the Note (if any);

                  (c) the original Mortgage with evidence of recording thereon or copies certified by the related recording office or, if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage;

                  (d) the originals of any assumption, modification, consolidation or extension agreements;

                  (e) the original assignment of Mortgage of each Mortgage Loan to "Bankers Trust Company of California, N.A., as custodian or trustee", "Bankers Trust Company of California, N.A. as trustee or custodian on behalf of the Advanta Mortgage Conduit Services Inc.", "Bankers Trust Company of California, N.A., as trustee" or "Pay to the Order of ____________________." In the event that the Mortgage Loan was acquired by the previous owner in a merger, the assignment of Mortgage must be by the "(previous owner), successor by merger to (names of predecessor)"; and in the event that the Mortgage Loan was acquired or originated by the previous owner while doing business under another name, the Assignment of Mortgage must be by the "(previous owner), formerly known as (previous name)";

                  (f) the originals of any intervening assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening assignment has not been returned from the recording office, a certified copy thereof); and

                  (g) any assignment of Mortgages required to be delivered under
Section 3.5(c)(i) or 3.5(c)(ii) hereunder.

                  "Control Party": Until the last sentence of Section 11.18 hereof is applicable and so long as no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer, and thereafter, the Trustee.

                  "Coupon Rate":  The rate of interest borne by each Note.

                  "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest and the Class A-7 Current Interest.

                  "Date of Payment Loan": Any Mortgage Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Coupon Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

                  "Definitive Certificate": Certificates issued in definitive form without coupons.

                  "Delinquency Advance": The amount defined in Section 8.9(a) hereof.

                  "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  "Delivery Order": The delivery order in the form set forth as Exhibit E hereto and delivered by the Sponsor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

                  "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

                  "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A2 or better by Moody's or A or better by Standard & Poor's and the short-term deposits of which shall be rated P-1 or better by Moody's and A-1 or better by Standard & Poor's, unless otherwise approved in writing by the Trustee, the Certificate Insurer, Moody's and Standard & Poor's, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Trustee, the Certificate Insurer, Moody's and Standard & Poor's; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's or BBB or better by Standard & Poor's if such institution has trust powers and such Account is held by such institution in its corporate trust department.

                  "Designated Residual Owner": Advanta Finance Residual Corporation.

                  "Determination Date": As to each Payment Date, the third Business Day preceding such Payment Date or such earlier day as shall be agreed to by the Certificate Insurer and the Trustee.

                  "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

                  "Disqualified Organization": Shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Document Delivery Requirements": The Sponsor's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 3.5 hereof.

                  "Eligible Investments": Those investments so designated pursuant to Section 7.7 hereof.

                  "Event of Default": Any event described in clauses (a) or (b) of Section 8.20 hereof.

                  "Fannie Mae": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

                  "Final Determination": As defined in Section 9.3(a) hereof.

                  "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.

                  "Fixed Rate Group Available Funds Cap Rate": As of any Payment Date, an amount, expressed as a per annum rate, equal to (A)(i) the aggregate amount of interest accrued and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans in the Group I Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium Amount and the Trustee's Fee, in each case relating to Group I on such Payment Date, divided by
(B) the aggregate outstanding principal balance of the Mortgage Loans in Group I as of the beginning of the related Remittance Period, calculated (x) with respect to the Class A-1 Certificates, on the basis of a 360-day year and the actual number of days in the related Accrual Period, and (y) with respect to the Class A-5 and A-6 Certificates, on the basis of a 360-day year consisting of twelve thirty-day months.

                  "Formula Pass-Through Rate": With respect to the Class A-1 and the Class A-7 Certificates, the interest rate resulting from the calculation set forth in clause (i) in the definition of the Class A-1 Pass-Through Rate and the Class A-7 Pass-Through Rate, respectively.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  "Gross Margin": With respect to each Mortgage Loan with an adjustable Coupon Rate, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Coupon Rate for such Mortgage Loan, subject to any maximum.

                  "Group":  Group I or Group II.

                  "Group Distribution Amount": As defined in Section 7.5(b)(F) hereof;

                  "Group I" or "Group I Pool": The fixed pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group I, including any Qualified Replacement Mortgages delivered in replacement thereof and assigned to Group I.

                  "Group I Available Funds": As defined in Section 7.3(a) hereof.

                  "Group I Capitalized Interest Deposit":  $192,583.70.

                  "Group I Capitalized Interest Requirement": As to any Payment Date occurring during the Pre-Funding Period, the difference, if any, between
(x) the Group I Interest Distribution Amount for such Payment Date plus the Premium Amount relating to the Group I Certificates and the Trustee's Fee relating to the Group I Certificates as of such Payment Date and (y) the sum of
(i) the Group I Interest Remittance Amount as of such Payment Date, and (ii) any Pre-Funding Earnings to be transferred to the Certificate Account on such Payment Date pursuant to Section 7.4 hereof.

                  "Group I Certificates": The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates.

                  "Group I Class A Principal Distribution Amount": With respect to the Group I Certificates, as of any Payment Date, the lesser of:

                  (a) the Group I Available Funds, plus any related Insured Payment and minus the Group I Interest Distribution Amount, and

                  (b)   (i)   the sum, without duplication of:

                        (A) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the Group I Pool during the related Remittance Period;

                        (B) the Loan Balance of each Mortgage Loan in the Group I Pool that either was repurchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the Group I Pool on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee;

                        (C) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the Group I Pool, to the extent such Substitution Amounts are actually received by the Trustee;

                        (D) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in the Group I Pool during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                        (E) the amount of any Overcollateralization Deficit with respect to the Group I Pool for such Payment Date;

                        (F) the proceeds received by the Trustee from any termination of the Group I Pool (to the extent such proceeds relate to principal);

                        (G) any amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period;

                        (H) the amount of any Overcollateralization Increase Amount with respect to the Group I Pool for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                              minus

                        (ii) the amount of any Overcollateralization Reduction Amount with respect to Group I Pool for such Payment Date.

                  In no event will the Group I Class A Principal Distribution Amount for any class of Class A Certificates on any Payment Date (x) be less than zero or (y) be greater than the then-outstanding principal balance of the related class of Class A Certificates.

                  "Group I Deficiency Amount": The excess, if any, of the Group I Required Distributions over the Group I Net Available Distribution Amount.

                  "Group I Insured Payment": An amount equal to the sum of (a) as of any Payment Date, the Group I Deficiency Amount and (b) any unpaid Group I Preference Amount (without duplication).

                  "Group I Interest Amount Available": As of any Payment Date, the Group I Interest Remittance Amount less the sum of the portion of the Trustee's Fees related to Group I and the Premium Amount related to Group I for such Payment Date.

                  "Group I Interest Distribution Amount": As of any Payment Date, the sum of (i) the Class A-1 Current Interest, Class A-2 Current Interest, Class A-3 Current Interest, Class A-4 Current Interest, Class A-5 Current Interest and Class A-6 Current Interest and (ii) any Class A-1 Interest Carry-Forward Amount, Class A-2 Interest Carry Forward Amount, Class A-3 Interest Carry Forward Amount, Class A-4 Interest Carry Forward Amount, Class A-5 Interest Carry Forward Amount and Class A-6 Interest Carry Forward Amount.

                  "Group I Interest Remittance Amount": As of any Remittance Date with respect to the Mortgage Loans in Group I, the sum, without duplication, of (i) all interest accrued during the related Remittance Period (less the Servicing Fee with respect to such Mortgage Loans) and actually collected prior to such Remittance Date, (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date, net of amounts allowed to be retained pursuant to Section 8.8(c), (iv) without duplication, the portion of the Loan Purchase Price and the Substitution Amount relating to accrued interest on the Mortgage Loans in Group I, (v) the portion of any Net Liquidation Proceeds relating to accrued and unpaid interest with respect to Group I and (vi) the proceeds of any liquidation of the Trust Estate related to Group I (to the extent such proceeds relate to interest and Group I).

                  "Group I Monthly Excess Cash Flow Amount": For any Payment Date, the sum of (x) the Group I Monthly Excess Interest Amount and (y) the Group I Overcollateralization Reduction Amount for such Payment Date.

                  "Group I Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group I Interest Amount Available for the related Remittance Period over (ii) the Group I Interest Distribution Amount on such Payment Date.

                  "Group I Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group I Interest Remittance Amount for such Remittance Date and (ii) the Group I Principal Remittance Amount for such Remittance Date.

                  "Group I Net Available Distribution Amount": As defined in
Section 7.3(a) hereof.

                  "Group I Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group I (weighted by the Loan Balances of the Mortgage Loans in Group I), less the sum of (A) 0.75% per annum, (B) the Trustee Fee Rate related to Group I, and (C) the fraction, expressed as a percentage, (i) the numerator of which is equal to the product of (x) twelve and (y) the Premium Amount for the related Payment Date with respect to the Class A-1, A-2, A-3, A-4, A-5, and A-6 Certificates and (ii) the denominator of which is equal to the aggregate Loan Balances of the Mortgage Loans in Group I.

                  "Group I Original Balance": The sum of (x) the aggregate principal balances of the Initial Mortgage Loans in Group I as of the Initial Cut-Off Date, which equals $372,463,932.96 and (y) the Group I Original Pre-Funded Amount, which sum is $411,700,000.00.

                  "Group I Original Pre-Funded Amount": The amount deposited in the Pre-Funding Account on the Startup Day from the proceeds of the sale of the Group I Certificates, which amount is $39,236,067.04.

                  "Group I Overcollateralization Amount": As of any Payment Date, the amount, if any, by which (x) the aggregate Loan Balance of the Mortgage Loans in Group I as of the close of business on the last day of the immediately preceding Remittance Period plus amount on deposit in the Pre-Funding Account as of the close of business on the last day of the immediately preceding Remittance Period exceeds (y) the aggregate Certificate Principal Balance of the Group I Certificates after taking into account all distributions of principal on such Group I Certificates as of such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy).

                  "Group I Overcollateralization Deficiency Amount": With respect to any Payment Date, the excess, if any, of (x) the Group I Specified Overcollateralization Amount for such Payment Date over (y) the Group I Overcollateralization Amount for such Payment Date.

                  "Group I Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group I Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds
(y) the sum of (i) aggregate principal balance of the Mortgage Loans in the Group I Pool as of the close of business on the last day of the preceding Remittance Period, plus (ii) any amounts remaining in the Pre-Funding Account as of the close of business on the last day of the related Remittance Period.

                  "Group I Overcollateralization Increase Amount": Any Net Monthly Excess Cashflow actually applied as an accelerated payment of principal with respect to Group I.

                  "Group I Overcollateralization Reduction Amount": As of any Payment Date, the lesser of (x) the Group I Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group I Overcollateralization Amount for such Payment Date, over (ii) the Group I Specified Overcollateralization Amount for such Payment Date.

                  "Group I Pre-Funded Amount": With respect to any Determination Date, the amount on deposit in the Pre-Funding Account relating to Group I and available for the purchase of the Subsequent Mortgage Loans to be conveyed to the Group I Pool.

                  "Group I Preference Amount": Any amount previously distributed to an Owner of the Group I Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Group I Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group I during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group I that was purchased from the Trust on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account,
(iii) any Substitution Amounts relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group I, to the extent such principal portion of the Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, (iv) any Net Liquidation Proceeds relating to principal actually collected by the Master Servicer with respect to such Mortgage Loans in Group I during the related Remittance Period net of amounts allowed to be retained pursuant to Section 8.8(c), and (v) the proceeds of any liquidation of the Trust Estate related to Group I (to the extent such proceeds related to principal).

                  "Group I Reimbursement Amount": As of any Payment Date, the sum of (x)(i) all Group I Insured Payments previously received by the Trustee and all Group I Preference Amounts previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to
Section 7.5(b)(D)(3) and (4) hereof plus (ii) interest accrued on each such Group I Insured Payment not previously repaid calculated from the date the Trustee received the related Group I Insured Payment at the Late Payment Rate applicable to such date and (y)(i) any other amounts then due and owing to the Certificate Insurer relating to the Group I Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate, if applicable. On each Determination Date, the Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Group I Reimbursement Amount if such amount is greater than zero.

                  "Group I Required Distributions": As to the Group I Certificates, the sum of (a) as of any Payment Date, the sum of (x) the Group I Interest Distribution Amount for such Payment Date and (y) the Group I Overcollateralization Deficit, if any, as of such Payment Date and (b) the Group I Preference Amount.

                  "Group I Specified Overcollateralization Amount": The Specified Overcollateralization Amount with respect to Group I.

                  "Group II" or "Group II Pool": The pool of adjustable rate Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group II, including any Qualified Replacement Mortgages delivered in replacement thereof and assigned to Group II.

                  "Group II Available Funds": As defined in Section 7.3(a) hereof.

                  "Group II Certificates": The Class A-7 Certificates.

                  "Group II Class A Principal Distribution Amount": With respect to the Group II Certificates, as of any Payment Date, the lesser of:

                  (a) the Group II Available Funds, plus any related Insured Payment and minus the Group II Interest Distribution Amount, and

                  (b)   (i)   the sum, without duplication of:

                        (A) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the Group II Pool during the related Remittance Period;

                        (B) the Loan Balance of each Mortgage Loan in the Group II Pool that either was repurchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the Group II Pool on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee;

                        (C) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the Group II Pool, to the extent such Substitution Amounts are actually received by the Trustee;

                        (D) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in the Group II Pool during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                        (E) the amount of any Overcollateralization Deficit with respect to the Group II Pool for such Payment Date;

                        (F) the proceeds received by the Trustee from any termination of the Group II Pool (to the extent such proceeds relate to principal);

                        (G)   [Reserved];

                        (H) the amount of any Overcollateralization Increase Amount with respect to Group II Pool for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                              minus

                        (ii) the amount of any Overcollateralization Reduction Amount with respect to Group II Pool for such Payment Date.

                  In no event will the Group II Principal Distribution Amount for any Class A-7 Certificates on any Payment Date (x) be less than zero or (y) be greater than the then-outstanding principal balance of the Class A-7 Certificates.

                  "Group II Deficiency Amount": The excess, if any, of the Group II Required Distributions over the Group II Net Available Distribution Amount.

                  "Group II Insured Payment": An amount equal to the sum of (a) as of any Payment Date, the Group II Deficiency Amount and (b) any unpaid Group II Preference Amount (without duplication).

                  "Group II Interest Amount Available": As of any Payment Date, the Group II Interest Remittance Amount less the sum of the portion of the Trustee's Fees related to Group II and the Premium Amount related to Group II for such Payment Date.

                  "Group II Interest Distribution Amount": As of any Payment Date, the sum of (i) the Class A-7 Current Interest and (ii) any Class A-7 Interest Carry-Forward Amount.

                  "Group II Interest Remittance Amount": As of any Remittance Date with respect to the Mortgage Loans in Group II, the sum, without duplication, of (i) interest accrued during the related Remittance Period (less the Servicing Fee with respect to such Mortgage Loans) and actually collected prior to such Remittance Date, (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date, net of amounts allowed to be retained pursuant to Section 8.8(c), (iv) without duplication, the portion of the Loan Purchase Price and the Substitution Amount relating to interest accrued on the Mortgage Loans in Group II and (v) the portion of any Net Liquidation Proceeds relating to accrued and unpaid interest with respect to Group II and (vi) the proceeds of any liquidation of the Trust Estate related to Group II (to the extent such proceeds relate to interest and Group II).

                  "Group II Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group II Monthly Excess Interest Amount and (y) the Group II Overcollateralization Reduction Amount for such Payment Date.

                  "Group II Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group II Interest Amount Available for the related Remittance Period over (ii) the Group II Interest Distribution Amount on such Payment Date.

                  "Group II Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group II Interest Remittance Amount for such Remittance Date and (ii) the Group II Principal Remittance Amount for such Remittance Date.

                  "Group II Net Available Distribution Amount": As defined in
Section 7.3(a) hereof.

                  "Group II Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group II(weighted by the Loan Balances of the Mortgage Loans in Group II), less the sum of (A) 0.75% per annum, (B) the Trustee Fee Rate related to Group II and (C) the fraction, expressed as a percentage, (i) the numerator of which is equal to the product of (x) twelve and (y) the Premium Amount for the related Payment Date with respect to the Class A-7 Certificates and (ii) the denominator of which is equal to the aggregate Loan Balances of the Mortgage Loans in Group II.

                  "Group II Original Balance": The sum of the aggregate principal balances of the Mortgage Loans in Group II as of the Initial Cut-Off-Date, which sum is $105,822,287.04.

                  "Group II Overcollateralization Amount": As of any Payment Date, the difference between (x) the aggregate Loan Balance of the Mortgage Loans in Group II as of the close of business on the last day of the immediately preceding Remittance Period and (y) the aggregate Certificate Principal Balance of the Group II Certificates after taking into account all distributions of principal on such Group II Certificates as of such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy).

                  "Group II Overcollateralization Deficiency Amount": With respect to any Payment Date, the excess, if any, of (x) the Group II Specified Overcollateralization Amount for such Payment Date over (y) the Group II Overcollateralization Amount for such Payment Date.

                  "Group II Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group II Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds
(y) the aggregate principal balance of the Mortgage Loans in the Group II Pool as of the close of business on the last day of the preceding Remittance Period.

                  "Group II Overcollateralization Increase Amount": Any Net Monthly Excess Cashflow actually applied as an accelerated payment of principal with respect to Group II.

                  "Group II Overcollateralization Reduction Amount": As of any Payment Date, the lesser of (x) the Group II Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group II Overcollateralization Amount for such Payment Date, over (ii) the Group II Specified
Overcollateralization Amount for such Payment Date.

                  "Group II Preference Amount": Any amount previously distributed to an Owner on the Group II Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Group II Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group II during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group II that was purchased from the Trust on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group II, to the extent such principal portion of the Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, (iv) any Net Liquidation Proceeds relating to principal actually collected by the Master Servicer with respect to such Mortgage Loans in Group II during the related Remittance Period net of amounts allowed to be retained pursuant to
Section 8.8(c), and (v) the proceeds of any liquidation of the Trust Estate related to Group II (to the extent such proceeds related to principal).

                  "Group II Reimbursement Amount": As of any Payment Date, the sum of (x)(i) all Group II Insured Payments previously received by the Trustee not previously repaid to the Certificate Insurer pursuant to Section 7.5(b)(D)(3) and (4) hereof plus (ii) interest accrued on each such Group II Insured Payment not previously repaid calculated from the date the Trustee received the related Group II Insured Payment at the Late Payment Rate applicable to such date and (y)(i) any other amounts then due and owing to the Certificate Insurer relating to the Group II Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate, if applicable. On each Determination Date, the Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Group II Reimbursement Amount if such amount is greater than zero.

                  "Group II Required Distributions": As to the Group II Certificates, the sum of (a) as of any Payment Date, the sum of (x) the Group II Interest Distribution Amount for such Payment Date and (y) the Group II Overcollateralization Deficit, if any, as of such Payment Date and (b) the Group II Preference Amount.

                  "Group II Specified Overcollateralization Amount": The Specified Overcollateralization Amount with respect to Group II.

                  "Indemnification Agreement": The Indemnification Agreement dated as of May 26, 1999 among the Certificate Insurer and the Underwriters as may be amended from time to time.

                  "Index": With respect to any adjustable rate Note, the applicable index set forth therein.

                  "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

                  "Initial Clean-Up Call Date": The first Payment Date following the date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the aggregate principal balance of all of the Mortgage Loans acquired by the Trust as of the Startup Day and acquired by the Trust prior to the end of the Pre-Funding Period.

                  "Initial Cut-Off Date": The date as of which Initial Mortgage Loans are transferred and assigned to the Trust, which date shall be the opening of business on May 1, 1999.

                  "Initial Mortgage Loans" shall mean Mortgage Loans conveyed, or caused to be conveyed, to the Trust by the Sponsor on the Startup Day.

                  "Insurance Agreement": The Insurance and Indemnity Agreement dated as of June 3, 1999 between the Sponsor, the Master Servicer, the Trustee and the Certificate Insurer, as it may be amended from time to time.

                  "Insured Amount": With respect to any Payment Date, the Group I Deficiency Amount and the Group II Deficiency Amount for such Payment Date.

                  "Insured Payment": The Group I Insured Payment and the Group II Insured Payment.

                  "Interest Determination Date": With respect to any Payment Date for the Class A-1 and Class A-7 Certificates, the second London Business Day preceding the Accrual Period relating to such Payment Date or with respect to the June 1999 Payment Date, the second London Business Day preceding the Startup Day.

                  "Interest Rate Adjustment Date": The date on which an adjustment to the Coupon Rate on a Note becomes effective.

                  "Junior Mortgage Loan": A Mortgage Loan which constitutes a junior priority mortgage lien with respect to the related Property.

                  "Late Payment Rate": The rate defined in the Insurance Agreement.

                  "LIBOR": With respect to any Accrual Period for the Class A-1 and Class A-7 Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month U.S. dollar deposits, as such rates appear on Telerate Screen 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

                  On each Interest Determination Date, LIBOR for the related Accrual Period for the A-1 and Class A-7 Certificates will be established by the Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-1 and Class A-7 Certificates shall be the arithmetic mean of such offered quotations (rounded to the nearest whole multiple of 1/16%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-1 and Class A-7 Certificates shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

                  The establishment of LIBOR on each Interest Distribution Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 and Class A-7 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

                  "Liquidated Loan": A Mortgage Loan with respect to which the related property has been acquired, liquidated or foreclosed and with respect to which the Master Servicer determines that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered. A Mortgage Loan which is purchased from the Trust pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof is not a "Liquidated Loan".

                  "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 8.9 with respect to the related Mortgage Loan.

                  "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Mortgage Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise, including payments in connection with such Liquidated Loan received from the related Mortgagor, other than the amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

                  "Loan Balance": With respect to each Mortgage Loan, the outstanding principal balance thereof as of the Initial Cut-Off Date or Subsequent Cut-Off Date, as the case may be, less any principal amount relating to such Mortgage Loan included in previous related Monthly Remittance Amounts that were transferred by the Master Servicer or any Sub-Servicer to the Trustee for deposit in the Certificate Account; provided, however, that the Loan Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

                  "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Section 3.3, 3.4, 3.6(b) or 8.10 hereof, an amount equal to the Loan Balance of such Mortgage Loan as of such Remittance Date, plus one month's accrued interest (if not already deposited in the Principal and Interest Account) on the outstanding Loan Balance as of the beginning of the related Remittance Period computed at the Coupon Rate less the Servicing Fee (expressed as an annual percentage rate), together with, without duplication, the aggregate amount of (i) all delinquent interest, all Delinquency Advances and Servicing Advances theretofore made and not subsequently recovered from the related Mortgage Loan, (ii) all Delinquency Advances which the Master Servicer or any Sub-Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Group I Reimbursement Amount or Group II Reimbursement Amount, as the case may be, relating to such Mortgage Loan relating to such Group.

                  "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                  "Lower-Tier Balance": As to each Class of Lower-Tier Interests and any Payment Date, the Initial Lower-Tier Balance as set forth in Section 2.8(a) minus all amounts distributed as principal of such Class on previous Payment Dates.

                  "Lower-Tier Interest 1": The interest of that name established pursuant to Section 2.8(a) hereof.

                  "Lower-Tier Interest 2": The interest of that name established pursuant to Section 2.8(a) hereof.

                  "Lower-Tier Interest 3": The interest of that name established pursuant to Section 2.8(a) hereof.

                  "Lower-Tier Interest 4": The interest of that name established pursuant to Section 2.8(a) hereof.

                  "Lower-Tier Interest 5": The interest of that name established pursuant to Section 2.8(a) hereof.

                  "Lower-Tier Pass-Through Rate": As to each of the respective Lower-Tier Interests, the applicable "Lower-Tier Pass-Through Rate" set forth in
Section 2.8 hereof.

                  "Lower-Tier REMIC": The segregated pool of assets consisting of the Mortgage Loans, the Accounts (except for the Non-REMIC Estate), any REO Property and any proceeds of the foregoing.

                  "Lower-Tier REMIC Interests": As defined in Section 2.8(b) hereof.

                  "Lower-Tier REMIC Regular Interests": As defined in Section 2.8(b) hereof.

                  "Lower-Tier REMIC Residual Interest": The Class RL
Certificate.

                  "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

                  "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which qualifies to service residential mortgage loans and is acting as a Sub-Servicer pursuant to Section 8.3 hereof.

                  "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit I hereto.

                  "Master Transfer Agreement": Any one of (x) the Master Loan Transfer Agreement dated as of May 1, 1999 among the Sponsor, the Trustee and the Affiliated Originators named therein and (y) any similar agreement with an Unaffiliated Originator designated as a "Master Transfer Agreement" together, in either case, with any related Conveyance Agreements (as defined therein).

                  "Monthly Excess Cashflow Amount": As applicable, the Group I Monthly Excess Cashflow Amount or the Group II Monthly Excess Cashflow Amount.

                  "Monthly Excess Interest Amount": With respect to Group I, the Group I Monthly Excess Interest Amount, and with respect to Group II, the Group II Monthly Excess Interest Amount.

                  "Monthly Remittance Amount": With respect to Group I, the Group I Monthly Remittance Amount, and with respect to Group II, the Group II Monthly Remittance Amount.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on an interest in real property securing a Note.

                  "Mortgage File": The documents delivered to the Trustee pursuant to Section 3.5 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Advanta Mortgage File or Conduit Mortgage File, as appropriate, pursuant to this Agreement.

                  "Mortgage Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan, but excluding any non-mortgage related or credit life insurance policy. The term "Mortgage Insurance Policy" shall not include the Certificate Insurance Policy.

                  "Mortgage Loan Group": Either Group I or Group II. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Group I Certificates and (B) in the case of Group II, the Group II Certificates.

                  "Mortgage Loans": The mortgage loans transferred and assigned to the Trust pursuant to Section 3.5(a) hereof including any Subsequent Mortgage Loans, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan" and "Junior Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is an REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Sponsor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement. The term "Mortgage Loan" includes the terms "Initial Mortgage Loan", "Subsequent Mortgage Loan" and "Qualified Replacement Mortgage".

                  "Mortgagor": The obligor on a Note.

                  "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses, unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

                  "Net Monthly Excess Cashflow": An amount as defined in Section 7.5(b)(E).

                  "Nonrecoverable Advances": With respect to any Mortgage Loan,
(i) any Delinquency Advance or Servicing Advance previously made and not reimbursed pursuant to Sections 7.5 or 8.9, (ii) a Delinquency Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered no later than 1 Business Day prior to the related Determination Date to the Certificate Insurer and the Trustee would not be ultimately recoverable pursuant to Sections 7.5 or
8.9 or (iii) any other advance identified as a Nonrecoverable Advance in subsection 8.9(d).

                  "Non-REMIC Estate": Collectively, the Supplemental Interest Trust, the Supplemental Interest Payment Account, the Capitalized Interest Account and the Pre-Funding Account.

                  "Note": The note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

                  "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate.

                  "Operative Documents": Collectively, this Agreement, the Master Transfer Agreements, the Subsequent Transfer Agreements, the Certificate Insurance Policy, the Insurance Agreement, the Indemnification Agreement and Certificates.

                  "Original Certificate Principal Balance": The Certificate Principal Balances as of the Startup Day of each of the following Classes of
Certificates:


                     Class A-1 Certificates     =     $114,000,000
                     Class A-2 Certificates     =     $ 90,000,000
                     Class A-3 Certificates     =     $ 40,000,000
                     Class A-4 Certificates     =     $ 95,000,000
                     Class A-5 Certificates     =     $ 31,700,000
                     Class A-6 Certificates     =     $ 41,000,000
                     Class A-7 Certificates     =     $105,800,000


                  "Original Principal Amount": With respect to each Note, the principal amount of such Note on the date of origination thereof or with respect to Junior Mortgages, the sum of (i) the principal amount of the mortgage note relating to the Senior Lien plus (ii) the principal amount of the Note conveyed to the Trust, as the case may be, on the date of origination thereof.

                  "Originator": Any entity from which the Sponsor has purchased (or, in the case of Subsequent Mortgage Loans, will purchase) Mortgage Loans, including any Affiliated Originator and any Unaffiliated Originator.

                  "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.5 hereof.

                  "Overcollateralization Amount": With respect to Group I, the Group I Overcollateralization Amount and with respect to Group II, the Group II Overcollateralization Amount.

                  "Overcollateralization Deficiency Amount": With respect to Group I, the Group I Overcollateralization Deficiency Amount and with respect to Group II, the Group II Overcollateralization Deficiency Amount.

                  "Overcollateralization Deficit": With respect to Group I, the Group I Overcollateralization Deficit and with respect to Group II, the Group II Overcollateralization Deficit.

                  "Overcollateralization Increase Amount": With respect to Group I, the Group I Overcollateralization Increase Amount and with respect to Group II, the Group II Overcollateralization Increase Amount.

                  "Overcollateralization Reduction Amount": With respect to Group I, the Group I Overcollateralization Reduction Amount and with respect to Group II, the Group II Overcollateralization Reduction Amount.

                  "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.6.

                  "Pass-Through Rate": As to the each Class of Certificates, the related Pass-Through Rate.

                  "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each calendar month, or if the 25th day is not a Business Day, then the next succeeding Business Day, commencing June 25, 1999.

                  "Percentage Interest": As to any Class A Certificate, that percentage, expressed as a fraction, the numerator of which is the Original Certificate Principal Balance of such Certificate and the denominator of which is the Original Certificate Principal Balance of all Certificates of the same Class; and as to any Class B, Class BS, Class R or Class RL Certificate, that percentage interest set forth on such Class B, Class BS, Class R or Class RL Certificate, respectively.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pool Cumulative Realized Losses": With respect to any period, the sum of all Realized Losses with respect to the Mortgage Loans experienced during such period.

                  "Pool Factor": As defined in Section 7.8(a) hereof.

                  "Pool Principal Balance": The aggregate principal balances of all Mortgage Loans.

                  "Pre-Funding Account": The Pre-Funding Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

                  "Pre-Funding Earnings": With respect to any Payment Date, the actual investment earnings earned during the period from the prior Payment Date (or with respect to the initial Payment Date, from the Startup Day) through but not including such Payment Date (inclusive) on the Pre-Funding Account during such period as calculated by the Trustee pursuant to Section 3.8(e) hereof.

                  "Pre-Funding Period": The period commencing on the Startup Day and ending on the earliest to occur of (i) the date on which the Group I Pre-Funded Amount (exclusive of any investment earnings) is less than $100,000,
(ii) the date on which any Event of Default occurs and (iii) July 16, 1999.

                  "Premium Amount": With respect to a Group of Mortgage Loans, as to any Payment Date, the product of (x) one-twelfth of the Premium Percentage applicable to such Group and (y) the Certificate Principal Balance of such Group of Certificates on such Payment Date (after taking into account any distributions of principal for such Group on such Payment Date).

                  "Premium Percentage": The percentage defined as such in the Insurance Agreement with respect to the related Group.

                  "Prepaid Installment": With respect to any Mortgage Loan, any payment of principal and accrued interest thereon received prior to the scheduled due date for such payment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

                  "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for such payment (other than the principal portion of any Prepaid Installment), and the proceeds of any Mortgage Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

                  "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, flood insurance premiums and property restoration or preservation.

                  "Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to Section 8.8(a) hereof, or pursuant to any Sub-Servicing Agreement.

                  "Principal Remittance Amount": As applicable, the Group I Principal Remittance Amount or the Group II Principal Amount.

                  "Prohibited Transaction": "Prohibited transaction" shall have the meaning set forth from time to time in the definition thereof contained in
Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Property": The underlying property securing a Mortgage Loan.

                  "Prospectus": Such final prospectus dated May 6, 1999, as supplemented by a prospectus supplement dated May 26, 1999 relating to the Class A Certificates.

                  "Purchase Option Period": As defined in Section 9.3(b) hereof.

                  "Qualified Liquidation": "Qualified Liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Qualified Mortgage": "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust and the Mortgage Loan Groups.

                  "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.3, 3.4 or 3.6(b) hereof.

                  "Rating Agency":  Each of Standard & Poor's and Moody's.

                  "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation exceeds the Net Liquidation Proceeds realized thereon.

                  "Record Date": With respect to each Payment Date and (x) with respect to the Class A-2, A-3, A-4, A-5 and A-6 Certificates, the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and (y) with respect to the Class A-1 and A-7 Certificates, the Business Day immediately preceding such Payment Date (unless the Certificates become definitive, in which event the Record Date shall be the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs).

                  "Redeeming Party": As defined in Section 9.2(a) hereof.

                  "Reference Banks": Any leading banks selected by the Trustee after consultation with the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee after consultation with the Master Servicer and (iii) which are not controlling, controlled by, or under common control with, the Sponsor.

                  "Register": The register maintained by the Trustee in accordance with Section 5.4 hereof, in which the names of the Owners are set forth.

                  "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

                  "Registration Statement": The Registration Statement (No. 333-77927) filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus relating to the Class A Certificates constituting a part thereof.

                  "Reimbursement Amount": With respect to Group I, the Group I Reimbursement Amount and with respect to Group II, the Group II Reimbursement Amount.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Trust": The segregated pool of assets consisting of the Trust Estate, except for the Supplemental Interest Trust, the Supplemental Interest Payment Account, the Capitalized Interest Account and the Pre-Funding Account.

                  "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Trustee, which shall be no later than the 18th day of each month, or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in the month following the month in which the Startup Day occurs.

                  "Remittance Period": The period beginning on the first day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending on the last day of such immediately preceding calendar month.

                  "REO Property": A Property acquired by the Master Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or grant of a deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is transferred and assigned to the Trust.

                  "Representation Letter": The letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

                  "Representative": Morgan Stanley & Co. Incorporated, as representative of the Underwriters.

                  "Required Distributions": The Group I Required Distributions or the Group II Required Distributions, as applicable.

                  "Reserve Interest Rate": As of any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks, selected by the Trustee, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  "SAS 70": Means the "Statement on Auditing Standards No. 70 Reports on the Processing of Transactions by Service Organizations" as in effect as of the date hereof, which may be amended from time to time.

                  "Schedule of Mortgage Loans": The schedule of Mortgage Loans, attached hereto as Schedule I as may be further supplemented to include Subsequent Mortgage Loans or Qualified Replacement Mortgages. The information contained on each Schedule of Mortgage Loans shall be delivered to the Trustee in an electronic media satisfactory to the Trustee.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Lien": With respect to any Junior Mortgage Loan, the mortgage loan relating to the corresponding Property having a priority lien.

                  "Servicing Advance": As defined in Section 8.9(c) and Section
8.13 hereof.

                  "Servicing Fee": As to any Payment Date the product of (x) one-twelfth of 0.75% and (y) the aggregate Loan Balances of the Mortgage Loans as of the opening of business on the first day of the Remittance Period preceding such Payment Date.

                  "Servicer Termination Loss Trigger": As defined in the Insurance Agreement.

                  "Special Advance": Any advance made by the Master Servicer pursuant to Section 8.9(d) hereof.

                  "Specified Overcollateralization Amount": As defined in the Insurance Agreement.

                  "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware corporation.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies.

                  "Startup Day": June 3, 1999.

                  "Step-Up Payment Date": The Payment Date following the calendar month in which the Initial Clean-Up Call Date occurs.

                  "Subsequent Cut-Off Date": With respect to any Subsequent Mortgage Loans, the opening of business on the first day of the calendar month in which such Subsequent Mortgage Loans are transferred and assigned to the Trust.

                  "Subsequent Mortgage Loans": The fixed-rate Mortgage Loans sold to the Trust pursuant to Section 3.8 hereof, which shall be listed on the Schedule of Mortgage Loans attached to the Subsequent Transfer Agreement.

                  "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee and the Sponsor substantially in the form of Exhibit J hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

                  "Subsequent Transfer Date": The date specified in each Subsequent Transfer Agreement.

                  "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate (net of the Servicing Fee) of the Mortgage Loan being replaced.

                  "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who is either a Master Servicer Affiliate or satisfies any requirements set forth in Section 8.3 hereof in respect of the qualification of a Sub-Servicer .

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer (other than a Master Servicer Affiliate) relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3 hereof.

                  "Supplemental Interest Amount": With respect to any Payment Date, the sum of (A) the excess, if any, of (x) the Class A-1 Current Interest due on the Class A-1 Certificates using the Formula Pass-Through Rate for the Class A-1 Certificates applicable to such Payment Date over (y) the interest due on such Class calculated at the Fixed Rate Group Available Funds Cap Rate applicable to such Payment Date and (B) the excess, if any, of (x) the Class A-7 Current Interest due on the Class A-7 Certificates calculated using the Formula Pass-Through Rate for the Class A-7 Certificates applicable to such Payment Date over (y) the interest due on such Class calculated at the ARM Group Available Funds Cap Rate applicable to such Payment Date.

                  "Supplemental Interest Payment Account": The Supplemental Interest Payment Account established in accordance with Section 7.10(a) hereof and maintained by the Trustee.

                  "Supplemental Interest Payment Amount Available": As defined in Section 7.10(b) hereof.

                  "Supplemental Interest Right": As defined in Section 7.10(e) hereof.

                  "Supplemental Interest Shortfall Amount": As defined in
Section 7.10(b) hereof.

                  "Supplemental Interest Shortfall Carry-Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Supplemental Interest Shortfall Amount as of the immediately preceding Payment Date and (B) any unpaid Supplemental Interest Shortfalls, as calculated up through the previous Payment Date and outstanding on such immediately preceding Payment Date, exceeds (ii) the amount of the actual distributions made on account of each Supplemental Interest Right on such immediately preceding Payment Date and (y) interest on such amount at the applicable Pass-Through Rate calculated on the basis of the actual number of days in the related Accrual Period.

                  "Supplemental Interest Trust": The Advanta Supplemental Interest Trust 1999-2 created pursuant to Section 7.10(a) hereof.

                  "Tax Matters Person": The Tax Matters Person appointed pursuant to Section 11.17 hereof.

                  "Tax Matters Person Residual Interest": The 100% interest in the Class R Certificate and the Class RL Certificate, each of which shall be issued to and held by Advanta Finance Residual Corporation or certain affiliates throughout the term hereof unless another person that is not a Disqualified Organization shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.17 hereof.

                  "Termination Notice": As defined in Section 9.3(b) hereof.

                  "Termination Price": As defined in Section 9.2(a) hereof.

                  "Transaction Documents": Collectively this Agreement, the Insurance Agreement, the Underwriting Agreement relating to the Class A Certificates, the Transfer Agreements, any Sub-Servicing Agreement, the Indemnification Agreement, any Subsequent Transfer Agreements, the Registration Statement relating to the Class A Certificates and the Certificates.

                  "Trust": Advanta Mortgage Loan Trust 1999-2, the trust created under this Agreement.

                  "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts in all Accounts including principal collected and interest accrued in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off date and each Replacement Cut-Off Date, as applicable, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor or any Affiliated Originator under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement.

                  "Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at 3 Park Plaza, Irvine, California 92614, a national banking association, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

                  "Trustee's Fees": With respect to any Payment Date and Mortgage Loan Group, the product of (x) one-twelfth of the Trustee Fee Rate and
(y) the aggregate Loan Balance of the Mortgage Loan in the related Mortgage Loan Group as of the beginning of the related Remittance Period.

                  "Trustee Fee Rate": 0.009% per annum.

                  "Unaffiliated Originator Loan": Any Mortgage Loan purchased by the Sponsor from an Unaffiliated Originator and sold to the Trust by the Sponsor.

                  "Unaffiliated Originators": Any Originator who is not affiliated with the Sponsor.

                  "Uncertificated Interest": As defined in Section 2.8(b) hereof.

                  "Underwriters": Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc.

                  "Upper-Tier REMIC": The REMIC established pursuant to Section
2.8 hereof. The assets of the Upper-Tier REMIC shall be the Lower-Tier REMIC Regular Interests.

                  "Upper-Tier REMIC Regular Interests": As defined in Section 2.8(c) hereof.

                  "Warehouse Trust": Any trust established by the Sponsor or an affiliate of the Sponsor to finance the origination of mortgage loans.

                  Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

                  SECTION 1.2. CAPTIONS; TABLE OF CONTENTS. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

                  SECTION 1.3. OPINIONS. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

                  SECTION 2.1. ESTABLISHMENT OF THE TRUST. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Advanta Mortgage Loan Trust 1999-2". Each Mortgage Loan Group shall constitute a subtrust of the Trust.

                  SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Trustee, addressed to Bankers Trust Company of California, N.A., 3 Park Plaza, Sixteenth Floor, Irvine, California 92614, or at such other address as the Trustee may designate by notice to the Sponsor, the Master Servicer, the Owners and the Certificate Insurer.

                  SECTION 2.3. PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of monies in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would result in the loss of REMIC status for the REMIC Trust.

                  SECTION 2.4. APPOINTMENT OF THE TRUSTEE; DECLARATION OF TRUST. The Sponsor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to
Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer, as their interests may appear.

                  SECTION 2.5. EXPENSES OF THE TRUST. Any expenses of the Trust that have been reviewed and approved by the Sponsor (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee shall be paid by the Sponsor to the Trustee or to such other Person to whom such amounts may be due. Failure by the Sponsor to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder. The Trustee hereby covenants with the Owners that every material contract or other material agreement entered into by the Trustee on behalf of the Trust shall expressly state therein that no Owner shall be personally liable in connection with such contract or agreement.

                  SECTION 2.6. OWNERSHIP OF THE TRUST. On the Startup Day the ownership interests in the Trust and the subtrusts shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

                  SECTION 2.7. SITUS OF THE TRUST. It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof) located in any state other than in the State of New York and payments will be received by the Trust only in the State of New York and payments from the Trust will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.2 hereof.

                  SECTION 2.8. MISCELLANEOUS REMIC PROVISIONS.

                  (a) The Trustee shall elect that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of the Lower-Tier REMIC shall include the Mortgage Loans, the Accounts (except for the Non-REMIC Estate), any REO Property, and any proceeds of the foregoing. The Lower-Tier REMIC Regular Interests (as defined below) shall constitute the assets of the Upper-Tier REMIC.

                  (b) The Lower-Tier REMIC will be evidenced by (x) Lower-Tier Interest 1, Lower-Tier Interest 2, Lower-Tier Interest 3, Lower-Tier Interest 4, and Lower-Tier Interest 5 (the "Lower-Tier REMIC Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the Lower-Tier REMIC and (y) the Lower-Tier REMIC Residual Interest, which is hereby designated as the single "residual interest" in the Lower-Tier REMIC (the Lower-Tier REMIC Regular Interests, together with the Lower-Tier REMIC Residual Interest, the "Lower-Tier REMIC Interests"). The Lower-Tier REMIC Regular Interests shall be recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

                  Lower-Tier Interest 1 shall have an initial principal balance equal to one percent of the sum of the initial principal balances of the Group I Certificates (that is, $4,115,000). Lower-Tier Interest 2 shall have an initial principal balance equal to one percent of the Group I Original Balance (that is, $4,115,000). Lower-Tier Interest 3 shall have an initial principal balance equal to one percent of the initial principal balance of the Class A-7 Certificates (that is, $1,048,000). Lower-Tier Interest 4 shall have an initial principal balance equal to one percent of the Group II Original Balance (that is, $1,048,000). Lower-Tier Interest 5 shall have an initial principal balance equal to the excess of (i) the sum of the Group I Original Balance and the Group II Original Balance over (ii) the sum of the initial principal balances of Lower-Tier Interest 1, Lower-Tier Interest 2, Lower-Tier Interest 3, and Lower-tier Interest 4 (that is, $507,156,000).

                  On each Payment Date, principal payments on the Mortgage Loans shall be allocated 99% to Lower-Tier Interest 2, Lower-Tier Interest 4 and Lower-Tier Interest 5, and 1% to Lower-Tier Interest 1 and Lower-Tier Interest 3 until paid in full. The aggregate amount of principal allocated to the Lower-Tier Interest 1 and Lower-Tier Interest 3 shall be apportioned between such Interests in the same manner in which principal on the Mortgage Loans is payable with respect to the Group I Certificates and the Class A-7 Certificates, respectively. The aggregate amount of principal allocated to Lower-Tier Interest 2, Lower-Tier Interest 4 and Lower-Tier Interest 5 shall be allocated and apportioned among such Interests first, to Lower-Tier Interest 2 and Lower-Tier Interest 4 the least amount of principal necessary which when applied to such Interests can be applied so that the ratio of the principal balance of Lower-Tier Interest 2 to the principal balance of Lower-Tier Interest 4 equals the ratio of the sum of Loan Balances of the Mortgage Loans in Group I to the sum of the Loan Balances of the Mortgage Loans in Group II (the "Balance Ratio") and second, to Lower-Tier Interest 5.

                  Any Overcollateralization Increase Amount will not be paid as interest to the Lower-Tier REMIC Regular Interests, but instead to the extent available, a portion of the interest payable with respect to Lower-Tier Interest 5 which equals 1% of the Overcollateralization Increase Amount (and, to the extent 1% of the Overcollateralization Increase Amount exceeds the interest payable on Lower-Tier Interest 5, a pro rata portion of the interest payable on the Lower-Tier Interest 2 and Lower-Tier Interest 4 equal to such excess) will be payable as a reduction of the principal balances of Lower-Tier Interest 1 and Lower-Tier Interest 3 in the same manner in which the Overcollateralization Increase Amount is allocated among the Class A-1, A-2, A-3, A-4, A-5, A-6 and Class A-7 Certificates, respectively (and will be accrued and added to principal on Lower-Tier Interest 2, Lower-Tier Interest 4 and Lower-Tier Interest 5 in the same proportion as interest payable on such Interests is used to reduce principal on other Interests as just described).

                  Notwithstanding the above, principal payments on the Mortgage Loans that are attributable to the Overcollateralization Reduction Amount shall be allocated to Lower-Tier Interest 2, Lower-Tier Interest 4 and Lower-Tier Interest 5 (allocated first to Lower-Tier Interest

5 until such certificates are paid in full, and second to Lower-Tier Interest 2 and Lower-Tier Interest 4 and apportioned between Lower-Tier Interest 2 and Lower-Tier Interest 4 in such a manner that the Balance Ratio is maintained until paid in full).

                  Realized Losses shall be applied such that after all distributions have been made on such Payment Date the principal balances Lower-Tier Interest 1 and Lower-Tier Interest 3 are each 1% of the principal balances of the Group I Certificates and Class A-7 Certificates, respectively, and the aggregate principal balance of Lower-Tier Interest 2, Lower-Tier Interest 4 and Lower-Tier Interest 5 is equal to the sum of the Loan Balances of the Mortgage Loans less an amount equal to the sum of the principal balances of Lower-Tier Interest 1 and Lower-Tier Interest 3 and is allocated and apportioned first, to Lower-Tier Interest 2 and Lower-Tier Interest 4 the least amount of Realized Losses necessary which when applied to such Interests can be applied in such a manner that the Balance Ratio is maintained, and second, to Lower-Tier Interest 5.

                  Lower-Tier Interest 1 and Lower-Tier Interest 2 shall each have Pass-Through Rates equal to the Group I Net Weighted Average Coupon Rate (expressed as a per annum rate on the sum of the Loan Balances for Mortgage Loans in Group I). Lower-Tier Interest 3 and Lower-Tier Interest 4 shall each have a Pass-Through Rate equal to the Group II Net Weighted Average Coupon Rate (expressed as a per annum rate on the sum of the Loan Balances for the Mortgage Loans in Group II). Lower-Tier Interest 5 shall have a Pass-Through Rate equal to the weighted average of the Group I Net Weighted Average Coupon Rate and the Group II Net Weighted Average Coupon Rate (expressed as a per annum rate on the sum of Loan Balances of the Mortgage Loans). The Lower-Tier REMIC Residual Interest shall have no principal balance and no Pass-Through Rate and shall be entitled to only those distributable assets, if any, remaining in the Lower-Tier REMIC on each Payment Date after all amounts required to be distributed to Lower-Tier Interest 1, Lower-Tier Interest 2, Lower-Tier Interest 3, Lower-tier Interest 4, and Lower-Tier Interest 5 and applicable Trust expenses have been paid.

                  The Lower-Tier REMIC Interests will have the following designations and Pass-Through Rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

                                                              Pass-              Allocation           Allocation
     Lower-Tier REMIC               Initial                  Through                 of                   of
         Interests                  Balance                    Rate              Principal             Interest
     ----------------            ------------                -------             ----------           ----------
               1                 $  4,115,000                  (1)                  (4)                  (5)

               2                 $  4,115,000                  (1)                  (4)                  (5)

               3                 $  1,058,000                  (2)                  (4)                  (5)

               4                 $  1,058,000                  (2)                  (4)                  (5)

               5                 $507,146,000                  (3)                  (4)                  (5)

           Lower-Tier                       0                  (6)                  (6)                  (6)
            Residual

----------------------

(1) The Pass-Through Rate on these Lower-Tier REMIC Regular Interests shall at any time of determination equal the Group I Net Weighted Average Coupon Rate.

(2) The Pass-Through Rate on these Lower-Tier REMIC Regular Interest shall at any time of determination equal the Group II Net Weighted Average Coupon Rate.

(3) The Pass-Through Rate on this Lower-Tier REMIC Regular Interest shall at any time of determination equal the weighted average of the Group I Net Weighted Average Coupon Rate and the Group II Net Weighted Average Coupon Rate.

(4) Principal will be allocated to and apportioned among the Group I Certificates and the Class A-7 Certificates in the same proportion as principal from the Mortgage Loans is payable with respect to such Certificates, except that a portion of such principal in an amount equal to the Overcollateralization Reduction Amount shall first be allocated as a payment of interest to the Class B Certificates, and all principal will be allocated as a payment of interest to the Class B Certificates after the principal balances of the Class A Certificates have been reduced to zero.

(5) Except as provided in the next sentence, interest will be allocated among the Group I Certificates and Class A-7 in the same proportion as interest is payable on such Certificates.

         Any interest with respect to each Lower-Tier REMIC Regular Interest in excess of the product of (i) 100 times the weighted average coupon of Lower-Tier Interest 1, Lower-Tier Interest 2, Lower-Tier Interest 3, Lower-Tier Interest 4 and Lower-Tier Interest 5, where Lower-Tier Interest 1 and Lower-Tier Interest 3 are first subject to a cap and floor equal to the weighted average of the Class A-1, A-2, A-3, A-4, A-5 and A-6 Pass-Through Rates and the Class A-7 Pass-Through Rate, respectively, and Lower-Tier Interest 2, Lower-Tier Interest 4 and Lower-Tier Interest 5 are each subject to a cap equal to 0%, and (ii) the principal balance of each such Lower-Tier Interest, shall not be allocated to the Class A Certificates but will be allocated to the Class B Certificates. However, the Class B Certificates shall be subordinated to the extent provided in Section 7.5. hereof.

(6) On each Distribution Date, available funds, if any, remaining in the Lower-Tier REMIC after payments of interest and principal, as designated above, will be distributed to the Lower-Tier Residual Interest. It is expected that there shall not be any distributions on the Lower-Tier Residual Interest.

                  (c) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class B Certificates are hereby designated as "regular interests" with respect to the Upper-Tier REMIC (the "Upper-Tier REMIC Regular Interests") and the Class R Certificate is hereby designated as the single "residual interest" with respect to the Upper-Tier REMIC. On each Payment Date, available funds, if any, remaining in the Upper-Tier REMIC after payments of interest and principal as designated herein shall be distributed to the Class R Certificates.

                  (d) For federal income tax purposes, the "latest possible maturity date" for each of the Lower-Tier REMIC Regular Interests and Upper-Tier REMIC Regular Interests is hereby set to be the Payment Date of May 2029.

                  (e) The Startup Day is hereby designated for each of the Lower-Tier REMIC and Upper-Tier REMIC as the "startup day" within the meaning of
Section 860G(a)(9) of the Code.

                  (f) The Trustee shall provide to the Internal Revenue Service and to the persons described in Section 860E(e)(3) and (6) of the Code, the information described in Treasury regulations Section 1.860D-1(b)(5)(ii), or any successor regulation thereto, with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC. Such information will be provided in the manner described in Treasury regulations Section 1.860E-2(a)(5), or any successor regulation thereto.

                  (g) The Owner of the Tax Matters Person Residual Interests in the Upper-Tier REMIC and the Lower-Tier REMIC is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to each such REMIC.

                  (h) The Trust and each REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

                  (i) The final scheduled Payment Date for any Class of Certificates is hereby established as follows:

                       CLASS FINAL SCHEDULED PAYMENT DATES

                                            Final Scheduled
                         Class                Payment Date
                         -----                ------------
                       Class A-1             March 25, 2013
                       Class A-2             April 25, 2014
                       Class A-3              May 25, 2016
                       Class A-4              May 25, 2026
                       Class A-5              May 25, 2029
                       Class A-6             April 25, 2014
                       Class A-7              May 25, 2029


                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF THE SPONSOR AND THE MASTER SERVICER;
                  COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS

                  SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR. The Sponsor hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and to the Owners as of the Startup Day that:

                  (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

                  (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

                  (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject and are not reasonably expected to be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor.

                  (j) The Sponsor received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the Certificates.

                  (k) The Sponsor did not sell any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors.

                  (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the issuance of the Certificates.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Trust.

                  SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. The Master Servicer hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners as of the Startup Day that:

                  (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer has, on a consolidated basis with its parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

                  (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading. To the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  (h) [Reserved.]

                  (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not reasonably expected to be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

                  (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

                  (l) The terms of each existing Sub-Servicing Agreement are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-Servicers will comply with the provisions of Section 8.3.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Trustee.

                  Upon discovery by any of the Originators, the Master Servicer, the Sponsor, any Sub-Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Section
3.2 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee or the Certificate Insurer pursuant to
Section 8.20 hereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer and the Trustee that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer and the Trustee.

                  SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR WITH RESPECT TO THE MORTGAGE LOANS.

                  (a) The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Certificate Insurer relies and the Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the Startup Day with respect to the Initial Mortgage Loans, as of the Subsequent Transfer Date with respect to any Subsequent Mortgage Loan, or as of the date upon which any Qualified Replacement Mortgage is added to the Trust, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Trustee:

                  (i) The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the Initial Cut-Off Date, the Replacement Cut-Off Date or the Subsequent Cut-Off Date, as the case may be;

                  (ii) All of the original or certified documentation set forth in Section 3.5 (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee no later than the Startup Day, the related Subsequent Transfer Date or the date upon which any Qualified Replacement Mortgage is added to the Trust, as the case may be, or as otherwise provided in Section 3.5;

                  (iii) Each Mortgage Loan is being serviced by the Master Servicer or Master Servicer Affiliate;

                  (iv) The Note related to each Mortgage Loan in Group I as of the Initial Cut-Off Date bears a Coupon Rate of at least 6.49% per annum;

                  (v) As of the Initial Cut-Off Date, no more than 2.91% of the aggregate principal balances of the Initial Mortgage Loans are 30-59 days Delinquent and no Initial Mortgage Loan is 60 or more days' Delinquent;

                  (vi) As of the Initial Cut-Off Date, no more than 0.31% of the aggregate principal balances of the Mortgage Loans is secured by Properties located within any single zip code area and less than 13.79% of the aggregate Loan Balance of the Mortgage Loans consists of Date of Payment Loans or simple interest Mortgage Loans;

                  (vii) All of the Mortgage Loans conform, in all material respects, to the description thereof set forth in the Registration Statement;

                  (viii) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus; and

                  (ix) Each Mortgage Loan is a Qualified Mortgage.

                  (b) The Sponsor hereby assigns to the Trustee for the benefit of the Owners of the Certificates and the Certificate Insurer (so long as a Certificate Insurer Default had not occurred and is continuing) all of its right, title and interest in respect of each Master Transfer Agreement applicable to the related Mortgage Loans. Insofar as such Master Transfer Agreement provides for representations and warranties made by the related Originator in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer or by the Trustee on behalf of the Owners and the Certificate Insurer. Upon the discovery by the Sponsor, the Master Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties made in a Master Transfer Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Owners or of the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Originator of such breach and request that such Originator cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and if such Originator does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions. The obligations of the Sponsor or Master Servicer, as the case may be, set forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Master Servicer and of the Sponsor in respect of such breach.

                  SECTION 3.4. COVENANTS OF SPONSOR TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE MORTGAGE LOANS IN CERTAIN SITUATIONS.

                  (a) With the provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by any Originator, the Sponsor, the Master Servicer, the Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 of this Agreement or in a Master Transfer Agreement were untrue in any material respect as of the Startup Day (or the Subsequent Transfer Date, as the case may be) and such breaches of the representations and warranties materially and adversely affect the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties.

                  The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property or (z) set forth in clause (ix) of Section 3.3 above constitutes breach of a representation or warranty which materially and adversely affects the interests of the Owners or of the Certificate Insurer in such Mortgage Loan.

                  (b) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Certificate Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners or of the Certificate Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Sponsor to or an Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of each Mortgage Loan in the related Mortgage Loan Group which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and not previously reimbursed to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the REMIC Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Sponsor at its expense, shall cause to be delivered to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust or would not jeopardize the status of the REMIC Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan, (ii) the delivery of such opinion or (iii) at the direction of the Control Party. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Trustee and the Certificate Insurer.

                  (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or by the Sponsor (or by an affiliate of the Sponsor, as the case may be) to the Trust pursuant to Section 3.3, Section 3.4 or Section
3.6 hereof, the related Originator and the Sponsor shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Sponsor, the Master Servicer, the Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in the related Master Transfer Agreement or in Section 3.3 above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected.

                  (d) In the event that any Qualified Replacement Mortgage is delivered to the Trust, such Qualified Replacement Mortgage must be a Mortgage Loan which: (i) bears a fixed rate of interest if the Mortgage Loan being replaced is in Group I and bears an adjustable rate of interest if the Mortgage Loan to be replaced is in Group II, (ii) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced, (which, in the case of a Mortgage Loan in Group II, shall mean a Mortgage Loan having the same interest rate index, a margin over such index and a maximum interest rate equal to or greater than those applicable to the Mortgage Loan being replaced), (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than September 25, 2029, (vi) has a Combined Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loans as of such Replacement Cut-Off Date, (viii) satisfies all of the representations and warranties set forth in Section 3.3 and the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, all as evidenced by an Officer's Certificate of the Sponsor delivered to the Certificate Insurer, the Sponsor and the Trustee prior to any such substitution and (ix) is a valid First Mortgage Loan if the Mortgage Loan to be substituted for is a valid First Mortgage Loan or, Junior Mortgage Loan of equal or better priority if the Mortgage Loan to be substituted for is a Junior Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis with respect to the Mortgage Loans only or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written consent delivered to the Trustee by the Certificate Insurer, except that the requirement of clause (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

                  (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, sell, assign, set over and otherwise convey without recourse, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal collected and accrued interest on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

                  (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Trustee the items described in
Section 3.5(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 3.5(c), then no later than such later delivery time.

                  (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver, on the date of conveyance of such Qualified Replacement Mortgage, on the order of the Sponsor (i) the original Note, or the certified copy, relating thereto, endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the File with respect thereto.

                  (h) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedules of Mortgage Loans with respect to such Qualified Replacement Mortgage.

                  (i) It is understood and agreed that the covenants set forth in this Section 3.4 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgages) to the Trustee.

                  SECTION 3.5. CONVEYANCE OF THE MORTGAGE LOANS.

                  (a) The Sponsor, concurrently with the execution and delivery hereof, hereby transfers, sells, assigns, sets over and otherwise conveys, or shall request or cause to be transferred, sold, assigned, set over and otherwise conveyed, without recourse, for good and valuable consideration, to the Trustee, all right, title and interest of the Sponsor and the Warehouse Trusts in and to each Initial Mortgage Loan, including all right, title and interest in and to principal collected and interest accruing on each such Initial Mortgage Loan on and after the Initial Cut-Off Date and all right, title and interest in and to all Mortgage Insurance Policies and any other assets included or to be included in the Trust for the benefit of Owners and the Certificate Insurer. The transfer of the Initial Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Sponsor or the Warehouse Trusts.

                  (b) The Sponsor agrees to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Owners' and the Certificate Insurer's interests in each Mortgage Loan and the proceeds thereof (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the appropriate jurisdictions (which shall have been filed within 90 days of the Startup Day or the Subsequent Transfer Date, as the case may be)) and to file in the appropriate jurisdictions any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the debtor or the filing of any additional UCC-1 financing statements due to a change in the principal office of the debtor (within 90 days of any event necessitating such filing).

                  (c) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor agrees to:

                  (i) cause to be delivered to the Trustee, without recourse, no later than the Startup Day or any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage is transferred, as applicable, the items listed in the definitions of "Advanta Mortgage Files" and "Conduit Mortgage Files," as appropriate; provided that the assignments of mortgage listed in such definitions shall be delivered to the Trustee with respect to the Designated Advanta Mortgage Files within 75 Business Days of the Startup Day, any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage is transferred, as applicable.

                  (ii) cause, within 75 Business Days following the Startup Day, any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage is transferred, as applicable, the assignments of Mortgage to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the related Originator to the Trustee; provided, however, that, for administrative convenience and facilitation of servicing and to reduce closing costs, assignments of mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to an Advanta Mortgage File only if the Trustee, the Certificate Insurer and each Rating Agency has received an Opinion of Counsel, satisfactory in form and substance to the Certificate Insurer and to each Rating Agency, to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage.

                  All recording required pursuant to this Section 3.5 shall be accomplished at the expense of the Originators or of the Sponsor. Notwithstanding anything to the contrary contained in this Section 3.5, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

                  Copies of all Mortgage assignments received by the Trustee shall be kept in the related Mortgage Loan file.

                  Such assignments of mortgage shall, in addition to the requirements specified in the definition of "Advanta Mortgage Files" and "Conduit Mortgage Files," as appropriate, be in recordable form. On or before the Startup Day, any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage is transferred, as applicable, the Sponsor shall deliver to the Trustee an original executed power of attorney, from the current recordholders of the related Mortgage substantially in the form of Exhibit G, authorizing the Master Servicer on behalf of the Trustee to record the assignments of mortgage as provided in clause (ii) above. Pursuant to such power of attorney, the Trustee also may execute a new assignment of mortgage for any Mortgage Loan if the original assignment of mortgage delivered by the Sponsor to the Trustee is not in recordable form at such time as the assignment of mortgage is to be recorded by the Trustee.

                  (d) [Reserved]

                  (e) The Sponsor (or any Warehouse Trust, or any affiliate of the Sponsor) shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Sponsor (or any Warehouse Trust or of such affiliate) in and to any Qualified Replacement Mortgage delivered to the Trustee pursuant to Section 3.3, Section 3.4 or
Section 3.6 hereof and all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Sponsor (or such affiliate) shall reserve and retain all right, title and interest in and to payments of principal due and interest accrued on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

                  (f) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

                  (g) The Sponsor shall cause to be reflected on the applicable records that the Mortgage Loans have been sold to the Trust.

                  To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of the Sponsor's ultimate corporate parent are satisfactory to the Control Party, Standard and Poor's and Moody's, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Control Party, Standard & Poor's and Moody's (or any documents theretofore delivered to the Trustee returned to the Sponsor) on such terms and subject to such conditions as the Control Party, Standard & Poor's and Moody's may permit.

                  (h) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans (including all other rights and properties described in Section 3.5(a) above) to the Trust be construed as a sale of the Mortgage Loans to the Trust. It is, further, not the intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans to the Trust to secure a debt or other obligation of the Sponsor, any Warehouse Trust or any of their respective assignors. However, in the event and to the extent that, notwithstanding the intent of the parties hereto, any or all of the Mortgage Loans (including the other rights and properties described in Section 3.5(a) above) are held to be property of the Sponsor or any Warehouse Trust or any of their respective assignors, then

                  (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York UCC;

                  (ii) the conveyance provided for herein shall be deemed to be a grant by the Sponsor and the Warehouse Trusts to the Trust of a first priority security interest in all of the Sponsor's and the Warehouse Trusts' right, title and interest in and to the Mortgage Loans (including the other rights and properties described in Section 3.5(a) above) and all amounts payable to the holder of the Mortgage Loans and/or such rights or properties in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in any Account, whether in the form of cash, instruments, securities or other property;

                  (iii) the possession by the Trustee or its bailees or agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York UCC;

                  (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law; and

                  (v) the obligations secured by the first priority security interest described in clause (iii) above shall be deemed to include any and all obligations of the Trust to pay the principal of and interest on the Certificates to the Owners and to pay the fees, expenses and other amounts required to be paid to the Master Servicer, the Trustee, the Certificate Insurer and the Owners, all in accordance with and otherwise subject to the Operative Documents.

                  Any assignment or other transfer of the interest of the Trustee under any provision hereof shall also be deemed to be an assignment of any security interest created hereby. Each of the Sponsor, the Warehouse Trusts and the Master Servicer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement. The Sponsor also covenants not to pledge, assign or grant any security interest to any third party in any Mortgage Loan conveyed to the Trustee hereunder.

                  Upon the Trustee's or the Certificate Insurer's request, the Sponsor shall perform (or cause to be performed) such further acts and execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to the Trustee such further documents as the Trustee or the Certificate Insurer shall deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in and to the Mortgage Loans and other rights and properties transferred hereunder or otherwise to carry out the intent and accomplish the purposes of this Agreement (including UCC-1 financing statements naming the Sponsor as debtor and the Trustee as secured party and any continuation statements relating thereto).

                  SECTION 3.6. ACCEPTANCE BY TRUSTEE; CERTAIN SUBSTITUTIONS OF MORTGAGE LOANS; CERTIFICATION BY TRUSTEE.

                  (a) The Trustee agrees to execute and deliver on the Startup Day, on any Subsequent Transfer Date and any day on which a Qualified Replacement Mortgage is conveyed to the Trust an acknowledgment of receipt in the form attached as Exhibit C hereto of the Mortgage Files delivered by the Sponsor, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer. On or before the tenth Business Day after the Startup Day, any Subsequent Transfer Date, and any day on which a Qualified Replacement Mortgage is conveyed to the Trust, the Trustee shall execute and deliver to the Certificate Insurer and the Master Servicer an acknowledgment of receipt of the original Notes for each Mortgage Loan.

                  The Trustee further agrees to review any documents delivered by the Sponsor within 90 days after the Startup Day (or within 90 days with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Sponsor, the Certificate Insurer and the Master Servicer a Certification in the form attached as Exhibit D hereto. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

                  (b) If the Trustee during such 90-day period finds any document constituting a part of a Mortgage File which (i) is not properly executed, (ii) has not been received within the specified period, (iii) is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or (iv) that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Trustee shall promptly so notify the Sponsor and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest of the Owners or of the Certificate Insurer in the related Mortgage Loan, the Sponsor will (or will cause the related Originator or an affiliate of the Sponsor to) on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Sponsor shall cause at the Sponsor's expense to be delivered to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Upper-Tier REMIC or Lower-Tier REMIC or would jeopardize the status of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Upper-Tier REMIC or Lower-Tier REMIC or would not jeopardize the status of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion or (iii) at the direction of the Control Party.

                  Upon receipt of any Qualified Replacement Mortgage or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of such Mortgage Loan has been deposited into the Principal and Interest Account, then as promptly as practicable, the Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Trust of such Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Mortgage Loan and to either convey a Qualified Replacement Mortgage or to make a deposit of any related Loan Purchase Price into the Principal and Interest Account shall constitute the sole remedy respecting such defect available to Owners, the Trustee and the Certificate Insurer against the Sponsor.

                  The Sponsor, promptly following the transfer of a Mortgage Loan from or to the Trust pursuant to this Section, shall deliver an amended Schedule of Mortgage Loans to the Trustee and the Certificate Insurer and shall make appropriate entries in its general account records to reflect such transfer. The Master Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust.

                  (c) As to any Qualified Replacement Mortgage, the Sponsor shall deliver to the Trustee with respect to such Qualified Replacement Mortgage such documents and agreements as are required to be held by the Trustee in accordance with Section 3.6. For any Remittance Period during which the Sponsor substitutes one or more Qualified Replacement Mortgages, the Master Servicer shall determine the Substitution Amount, which amount shall be deposited by the Sponsor in the Principal and Interest Account at the time of substitution. All amounts received in respect of the Qualified Replacement Mortgage during the Remittance Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Estate and shall not be deposited by the Master Servicer in the Principal and Interest

Account. All amounts received by the Master Servicer during the Remittance Period in which the circumstances giving rise to such substitution occur in respect of any Mortgage Loan so removed by the Trust Estate shall be deposited by the Master Servicer in the Principal and Interest Account. Upon such substitution, each Qualified Replacement Mortgage shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Qualified Replacement Mortgage, as of the date of substitution, the covenants, representations and warranties set forth in Section
3.3 and (ii) to have certified that such Mortgage Loan(s) is/are Qualified Replacement Mortgage(s).

                  SECTION 3.7. COOPERATION PROCEDURES.

                  (a) The Sponsor, the Master Servicer and the Trustee covenant to provide each other and to the Certificate Insurer with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

                  SECTION 3.8. CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.

                  (a) On any Subsequent Transfer Date, subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery of all or a portion of the balance of funds in the Pre-Funding Account the Sponsor shall sell, transfer, assign, set over and otherwise convey, or shall request or cause the Trust to acquire from a Warehouse Trust all right, title and interest in and to each Subsequent Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor to the Trustee on such Subsequent Transfer Date, all right, title and interest in and to principal collected and interest accrued on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date and all right, title and interest in and to all Mortgage Insurance Policies; provided, however, that the Sponsor reserves and retains all its right, title and interest in and to principal collected and interest accrued on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date and provided, further, that the Subsequent Mortgage Loans shall be assigned only to Group I. The transfer to the Trust of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans shall be absolute and shall be intended by the Sponsor, the Owners and all parties hereto to be treated as a sale.

                  The amount released from the Pre-Funding Account shall be equal to the aggregate Loan Balances of the Subsequent Mortgage Loans so transferred, and in no event shall the Sponsor or any Warehouse Trust transfer to the Trust Subsequent Mortgage Loans having an aggregate Loan Balance in excess of the Group I Original Pre-Funded Amount.

                  (b) The Sponsor shall transfer or cause to be transferred to the Trust the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date.

                           (i) the Sponsor shall have provided the Trustee, the Certificate Insurer, Moody's and Standard & Poor's with an Addition Notice and information in an electronic data file with respect to the Subsequent Mortgage Loans;

                           (ii) the Sponsor shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit J (the "Subsequent Transfer Agreement"), which shall include a Schedule of

         Mortgage Loans listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                           (iii) prior to the first Remittance Date following the related Subsequent Transfer Date, the Sponsor shall have deposited in the Principal and Interest Account all principal collected and interest accrued (excluding premium recapture and interest accrued prior to the related Subsequent Cut-Off Date) in respect of the Subsequent Mortgage Loans on or after the related Subsequent Cut-Off Date;

                           (iv) as of each Subsequent Transfer Date, none of the related Affiliated Originators, the Master Servicer or the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                           (v) such conveyance of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust or the Owners of the Certificates;

                           (vi) the Pre-Funding Period shall not have terminated;

                           (vii) the Sponsor shall have delivered to the Trustee an Officer's Certificate confirming (A) the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs (c) and (d) below, and in the related Subsequent Transfer Agreement and (B) confirming that (i) neither the sale of the Subsequent Mortgage Loans nor the purchase of the Subsequent Mortgage Loans by the Trust constitutes a "prohibited transaction", as defined in Section 860F(a)(2) of the Code, and (ii) the Subsequent Mortgage Loans are Qualified Mortgages;

                           (viii) the Rating Agencies, the Certificate Insurer, and the Trustee shall have received, Opinions of Counsel with respect to certain tax, true sale, and bankruptcy matters related to the transfer of the Subsequent Mortgage Loans (which Opinions of Counsel may be delivered on the Startup Day); and

                           (ix) the Certificate Insurer shall have approved the transfer.

                  (c) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following requirements (x) for each Subsequent Mortgage Loan as of the related Subsequent Transfer Date: (i) no Subsequent Mortgage Loan may be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the remaining term to maturity may not exceed 30 years; (iii) the combined loan-to-value ratio ("CLTV") is not in excess of 100%; (iv) the Loan Balance is not in excess of $500,000; (v) was not originated by an Unaffiliated Originator; and (y) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in Group I (by the aggregate Loan Balance) (including the Subsequent Mortgage Loans) (a) will have a weighted average Coupon Rate of at least 9.60%; (b) will have a weighted average CLTV of not more than 77.0%; (c) will have not less than 91.0%, that are considered "fully documented" loans; (d) will have not less than 87.0%, Mortgage Loans that are related to single family detached residences; (e) will have at least 96.0% Mortgage Loans which are first lien mortgages, (f) will have at least 77.0% Mortgage Loans which are classified "A-" or better, (g) will have not more than 9.0% Mortgage Loans that are classified "C"; (h) will have not more than 2.0% Mortgage Loans that are classified "D"; (i) no more than 43.0% Mortgage Loans will have a CLTV of greater than 80.0%. The Certificate

Insurer may waive or modify any of the above requirements or specify any additional criteria provided that any such modification shall not materially and adversely affect the Sponsor.

                  (d) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Sponsor agrees to satisfy the conditions set forth in Sections 3.5(b)-(j), 3.6, 3.7 and 3.8(b)-(c).


                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

                  SECTION 4.1. ISSUANCE OF CERTIFICATES. On the Startup Day, upon the Trustee's receipt from the Sponsor of an executed Delivery Order in the form set forth as Exhibit E hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

                  SECTION 4.2. SALE OF CERTIFICATES. At 11 a.m. New York City time on the Startup Day, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, the Sponsor will sell and convey the Initial Mortgage Loans and the money, instruments and other property related thereto to the Trustee on behalf of the Trust, and the Trustee will (i) deliver to the Representative, the Group I Certificates and the Group II Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Representative shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee; (ii) deliver to the Trustee, the Class B Certificate with an aggregate Percentage Interest equal to 100%, registered in the name of the Trustee on behalf of the Supplemental Interest Payment Account;
(iii) deliver to the Sponsor, the Class BS Certificates, the Class R Certificates and the Class RL Certificates in each case with an aggregate Percentage Interest equal to 100%, registered in such names as the Sponsor shall request; and (iv) deliver to the Trustee on behalf of the Owners of the Supplemental Interest Right, the certificate representing the Supplemental Interest Right. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, pay other fees and expenses identified by the Sponsor, deposit the Group I Original Pre-Funded Amount into the Pre-Funding Account, deposit the Group I Capitalized Interest Deposit into the Capitalized Interest Account and pay to the Sponsor the balance after deducting such amounts.


                                   ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

                  SECTION 5.1. TERMS.

                  (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Certificate Insurance Policy). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), monies in the Principal and Interest Account, the Pre-Funding Account, the

Capitalized Interest Account and, with respect to the Class A-1 and A-7 Certificates, the Supplemental Interest Payment Account, except as otherwise provided herein, from earnings on monies and the proceeds of property held as a part of the Trust Estate and, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly, on each Payment Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans in the related Mortgage Loan Group and Insured Payments, pro rata in accordance with such Owner's Percentage Interest and, with respect to the Class A-1 and A-7 Certificates, certain amounts payable from the Supplemental Interest Payment Account.

                  (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

                  SECTION 5.2. FORMS. The Certificates shall be in substantially the forms set forth in Exhibit A hereof with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Sponsor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Sponsor executing such Delivery Order, as evidenced by his execution thereof.

                  SECTION 5.3. EXECUTION, AUTHENTICATION AND DELIVERY. Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

                  (a) Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

                  (b) The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

                  (c) No Certificate shall be valid until executed and authenticated as set forth above.

                  SECTION 5.4. REGISTRATION AND TRANSFER OF CERTIFICATES.

                  (a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners and the Certificate Insurer shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

                  (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount of the Certificate so surrendered.

                  (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate original principal amount and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

                  (d) Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  (e) Any Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

                  (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

                  (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Aggregate Certificate Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

                  The Sponsor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

                  With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Sponsor, the Master Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Sponsor, the Master Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

                  Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                  (h) In the event that (i) the Depository or the Sponsor advises the Trustee and the Certificate Insurer in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor or (ii) the Sponsor at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Sponsor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Sponsor, or such depository's agent or designee but, if the Sponsor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, that the cost of any such re-registration shall be paid by the Sponsor.

                  (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                  (j) Neither the Sponsor, the Master Servicer, the Certificate Insurer, nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Euroclear, CEDEL or Cede & Co., as nominee for DTC, or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 5.5. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless (provided, that with respect to an Owner which is an insurance company, a letter of indemnity furnished by it shall be sufficient for this purpose; provided, that such insurance company possesses at least an investment grade rating from any of the Rating Agencies), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

                  Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

                  Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  SECTION 5.6. PERSONS DEEMED OWNERS. The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

                  SECTION 5.7. CANCELLATION. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

                  SECTION 5.8. LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS.

                  (a) No sale or other transfer of any Class A Certificate shall be made to the Sponsor, any Originator or any of their respective affiliates, other than Advanta National Bank or Advanta Bank Corp.

                  (b) No sale or other transfer of record or beneficial ownership of a Class R or Class RL Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R or Class RL Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R or Class RL Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R or Class RL Certificate nor authenticate and make available any new Class or Class RL Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit H. Each holder of a Class R or Class RL Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(b).

                  (c) No sale or other transfer of record or beneficial ownership of a Class B, Class BS, Class R or Class RL Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within two years from the Startup Day, (i) the Trustee or the Sponsor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Sponsor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Sponsor, and (ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Sponsor certifying to the Trustee and the Sponsor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Sponsor. The Owner of a Class B, Class BS, Class R or Class RL Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. No Class B, Class BS, Class R or Class RL Certificate shall be acquired by or transferred to (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) subject to
Section 4975 of the Code, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity (each, a "Benefit Plan Entity"). Any transferee of a Class B, Class BS, Class R or Class RL Certificate shall deliver to the Trustee a certificate to the effect that it is not a Benefit Plan Entity.

                  SECTION 5.9. ASSIGNMENT OF RIGHTS. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.4 and Section 5.8 hereof.


                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.1. DISTRIBUTIONS. The Trustee will duly and punctually pay distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check mailed on each Payment Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that an Owner of a Class A Certificate shall only be entitled to payment by wire transfer if such Owner owns Class A Certificates in the aggregate denomination of at least $5,000,000.

                  SECTION 6.2. MONEY FOR DISTRIBUTIONS TO BE HELD IN TRUST; WITHHOLDING.

                  (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof or from Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

                  (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A or Class B Certificate and remaining unclaimed by the Owner of such Class A or Class B Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Certificate Insurer on account of any Reimbursement Amount, and second to the Owners of the Class R Certificates; and the Owner of such Class A or Class B Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates, or the Certificate Insurer for payment thereof (but only to the extent of the amounts so paid to the Certificate Insurer or the Owners of the Class R Certificates), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Sponsor cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Certificate Insurer or the Owners of the Class R Certificates as provided above. The Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Sponsor, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in monies due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

                  SECTION 6.3. PROTECTION OF TRUST ESTATE.

                  (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer as their interests may appear, and, upon request of the Certificate Insurer, or with the consent of the Certificate Insurer, at the request and expense of the Sponsor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

                  (i) more effectively hold in trust all or any portion of the Trust Estate;

                  (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                  (iii) enforce any of the Mortgage Loans; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

                  The Trustee shall send copies of any request received from the Certificate Insurer or the Sponsor to take any action pursuant to this Section
6.3 to the other party.

                  (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class or Classes of Class A Certificates then Outstanding or, if there are no longer any affected Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

                  (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

                  SECTION 6.4. PERFORMANCE OF OBLIGATIONS.

                  (a) The Trustee will not take any action that would release the Sponsor or the Certificate Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

                  The Trustee may contract with other Persons to assist it in performing its duties hereunder.

                  SECTION 6.5. NEGATIVE COVENANTS. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

                  (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                  (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                  (iii) incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

                  (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or

                  (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

                  SECTION 6.6. NO OTHER POWERS. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by
Section 2.3 hereof.

                  SECTION 6.7. LIMITATION OF SUITS. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                           (A) such Owner has previously given written notice to
                  the Sponsor, the Certificate Insurer, and the Trustee of such Owner's intention to institute such proceeding;

                           (B) the Owners of not less than 25% of the Percentage
                  Interests represented by the affected Class or Classes of Certificates then Outstanding or, if there are no affected Classes of Class A or Class B Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default;

                           (C) such Owner or Owners have offered to the Trustee
                  reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                           (D) the Trustee for 60 days after its receipt of such
                  notice, request and offer of indemnity has failed to institute such proceeding;

                           (E) as long as any Class A Certificate or any
                  Reimbursement Amount is outstanding, the Certificate Insurer consented in writing thereto; and

                           (F) no direction inconsistent with such written
                  request has been given to the Trustee during such 60-day period by the Certificate Insurer or by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of

Certificates, the Trustee shall act at the direction of the Certificate Insurer, notwithstanding any other provision of this Agreement.

                  SECTION 6.8. UNCONDITIONAL RIGHTS OF OWNERS TO RECEIVE DISTRIBUTIONS. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  SECTION 6.9. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.10. DELAY OR OMISSION NOT WAIVER. No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement to any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or by the Owners, as the case may be.

                  SECTION 6.11. CONTROL BY OWNERS. The Certificate Insurer (so long as a Certificate Insurer Default has not occurred and is continuing) or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding, with the consent of the Control Party (which may not be unreasonably withheld) or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding, with the consent of the Control Party (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Control Party with respect to the Certificates or exercising any trust or power conferred on the Control Party with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3 and
Section 8.20 hereof; provided that:

                           (A) such direction shall not be in conflict with any
                  rule of law or with this Agreement;

                           (B) the Control Party shall have been provided with
                  indemnity satisfactory to it; and

                           (C) the Trustee may take any other action deemed
                  proper by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing; provided, further, that in the event that any directions provided by the Trustee and the Certificate Insurer conflict with each other, the Certificate Insurer's direction shall prevail.

                  So long as an Certificate Insurer Default has not occurred and is continuing, the Certificate Insurer shall act as the Control Party and be subrogated thereto until all Reimbursement Amounts have been paid.


                                  ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                  SECTION 7.1. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

                  SECTION 7.2. ESTABLISHMENT OF ACCOUNTS. On or prior to the Startup Day, the Sponsor shall cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Certificate Account, a Pre-Funding Account, and a Capitalized Interest Account, each of which is to be held by the Trustee in the name of the Trust for the benefit of the Owners of the Certificates relating to such Mortgage Loan Group and the Certificate Insurer, as their interests may appear.

                  SECTION 7.3. THE CERTIFICATE INSURANCE POLICY. On each Determination Date the Trustee shall determine with respect to the immediately following Payment Date:

                  (a) The amounts to be on deposit in the Certificate Account on such Payment Date with respect to each Mortgage Loan Group (disregarding the amounts of any Insured Payments with respect to such Mortgage Loan Group and any investment earnings withdrawn from the Certificate Account in accordance with
Section 7.5(b) hereof) and equal to the sum of (x) such amounts excluding the amount of any Monthly Excess Cashflow Amount included in such amounts and excluding an amount equal to the Premium Amount with respect to such Mortgage Loan Group together with any Servicing Fees and Trustee's Fees with respect to such Mortgage Loan Group for the related Payment Date plus (y) any amounts of Monthly Excess Cashflow Amount to be applied on account of such Mortgage Loan Group; the amounts described in the preceding clause (x) with respect to Group I and the related Payment Date, are the "Group I Available Funds" and with respect to Group II and the related Payment Date are the "Group II Available Funds"; the sum of the amounts described in the preceding clauses (x) and (y) are the "Group I Net Available Distribution Amount" with respect to the Mortgage Loans in Group I and "Group II Net Available Distribution Amount" with respect to the Mortgage Loans in Group II; provided, however, that the amounts which cannot be distributed to the Owners of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Available Funds;

                  (b) If a Group I Deficiency Amount and/or a Group II Deficiency Amount exists with respect to any Payment Date, the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the Business Day preceding such Payment Date as a claim for an Insured Amount in an amount equal to such Group I and/or Group II Deficiency

Amount. Upon receipt of Insured Payments from the Certificate Insurer under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account.

                  (c) The Trustee shall distribute all Insured Payments received, or the proceeds thereof, in accordance with Section 7.5(b)(F) to the Owners of the related Class of Class A Certificates.

                  (d) The Trustee shall (i) receive Insured Payments as attorney-in-fact of each Owner of the Class A Certificates of the related Class receiving any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to the Owners of the related Class A Certificates as set forth in Section 7.5(b)(F). The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(D)(4) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Owner of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(D)(4) hereof.

                  (e) The Trustee shall receive, as attorney-in-fact of each Owner of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Owner of a Class A Certificate in accordance with the provisions of Section 7.5. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Estate nor shall such payments discharge the obligation of the Trust Estate with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Estate in respect of the Class A Certificates. The Trustee hereby agrees on behalf of each Owner of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes any Group I Insured Payment or Group II Insured Payment, as applicable, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders with respect to such Insured Payment, shall be deemed to the extent of payments so made to be a registered Class A Certificateholder and shall receive all future distributions until all such Insured Payments by the Certificate Insurer, together with interest thereon at the interest rate borne by the Class A Certificates, have been fully reimbursed. To evidence such subrogation, the Trustee shall, or shall cause the Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Registrar upon receipt from the Certificate Insurer of proof of payment of any Group I Insured Payment or Group II Insured Payment, as applicable. The effect of the foregoing provisions is that, to the extent of Insured Payments made by it, the Certificate Insurer shall be paid before payment of the balance of the distributions are made to the other Owners of the Class A Certificates.

                  SECTION 7.4. PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT.

                  (a) On the Startup Day, the Trustee will deposit, on behalf of the Owners of the Group I Certificates, the Group I Original Pre-Funded Amount in the Pre-Funding Account from the proceeds of the sale of the Certificates and on the Startup Day, the Trustee shall deposit, on behalf of the Owners of the Group I Certificates, the Group I Capitalized Interest Deposit in the Capitalized Interest Account from the proceeds of the sale of the Group I Certificates.

                  (b) On any Subsequent Transfer Date, the Sponsor shall instruct the Trustee in writing to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Sponsor upon satisfaction of the conditions set forth in Section 3.8 hereof with respect to such transfer.

                  (c) If (x) the Group I Pre-Funded Amount with respect to the related Mortgage Loan Group has not been reduced to zero by July 16, 1999, or
(y) the Group I Pre-Funded Amount has been reduced to $100,000 or less, or (z) any Event of Default occurs and is continuing in each case after giving effect to any reductions in the Group I Pre-Funded Amount on or before the related such Remittance Date, the Sponsor shall instruct the Trustee to withdraw from the Pre-Funding Account on such Remittance Date and deposit in the Certificate Account (i) on behalf of the owners of the Group I Certificates, the difference, if any, between (A) the Group I Original Pre-Funded Amount and (B) all amounts theretofore withdrawn from the Pre-Funding Account with respect to Subsequent Mortgage Loans purchased for Group I.

                  (d) On each Payment Date during the Pre-Funding Period, the Trustee shall transfer the Pre-Funding Earnings, if any, relating to such Payment Date from the Pre-Funding Account to the Certificate Account.

                  (e) On the Payment Dates occurring in June 1999 and July 1999, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account with respect to Group I, the Group I Capitalized Interest Requirement, if any, for such Payment Dates.

                  (f) On the Payment Date immediately following the end of the Pre-Funding Period, any amounts remaining in the Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause
(e) above shall be paid to the Owners of the Class R Certificates, and the Capitalized Interest Account shall be closed.

                  (g) On the Payment Dates occurring in June 1999 and July 1999, the Trustee shall transfer any investment earnings with respect to amounts on deposit in the Capitalized Interest Account to the Master Servicer or its designee.

                  SECTION 7.5. FLOW OF FUNDS.

                  (a) On each Remittance Date, the Trustee shall deposit to the Certificate Account with respect to each Mortgage Loan Group, without duplication, (i) upon receipt, any Insured Payments relating to such Mortgage Loan Group, the proceeds of any liquidation of the assets of the Trust, insofar as such assets relate to such Mortgage Loan Group, together with the Monthly Remittance Amount with respect to such Mortgage Loan Group remitted by the Master Servicer or any Sub-Servicer and (ii) on the Payment Dates occurring in June and July 1999, as applicable, (x) the Pre-Funding Earnings transferred by the Trustee pursuant to Section 7.4(d) hereof, (y) the Group I Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account, pursuant to Section 7.4(e) hereof with respect to Group I and (z) the portion of the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account, pursuant to Section 7.4(c) hereof with respect to Group I.

                  (b) On each Payment Date the Trustee shall withdraw from the Certificate Account and remit to the Master Servicer or its designee all net investment earnings then on deposit in the Certificate Account (exclusive of any such earnings transferred from the Pre-Funding Account), and shall make the following allocations, disbursements and transfers of the remaining amount then on deposit in the Certificate Account with respect to each Mortgage Loan Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                           (A) first, from amounts then on deposit in the
                  Certificate Account with respect to such Mortgage Loan Group, to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to such Mortgage Loan Group;

                           (B) second, from amounts then on deposit in the
                  Certificate Account with respect to such Mortgage Loan Group, to the Certificate Insurer the related Premium Amount for such Payment Date;

                           (C) third, from amounts then on deposit in the
                  Certificate Account to the Master Servicer, an amount equal to any Servicing Fees then due to it, to the extent not previously received by the Master Servicer pursuant to Sections 8.8(c)(i) or 8.9(a) hereof;

                           (D) fourth, on each Payment Date, the Trustee shall
                  allocate the Monthly Excess Cashflow Amount with respect to each Mortgage Loan Group in the following order of priority:

                           1. first, such Monthly Excess Cashflow Amount shall be allocated on such Payment Date with respect to the related Mortgage Loan Group in an amount equal to the excess, if any, of (x) the related Required Distributions for such Payment Date over (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference being the "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

                           2. second, any portion of the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group remaining after the application described in clause
                           (1) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                           3. third, any portion of the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group remaining after the allocations described in clauses
                           (1) and (2) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Mortgage Loan Group;

                           4. fourth, any portion of the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group remaining after the allocations described in clauses
                           (1), (2) and (3) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group;

                           (E) fifth, the amount, if any, of the Monthly Excess
                  Cashflow Amount with respect to a Mortgage Loan Group on a Payment Date remaining after the allocations described in clause (D) above is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date; such amount is required to be applied in the following order of priority:

                           1. first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment of an Overcollateralization Increase Amount, any Overcollateralization Deficiency Amount with respect to the related Mortgage Loan Group as of such Payment Date; such Overcollateralization Increase Amount for a Mortgage Loan Group shall be distributed to those Classes in such Mortgage Loan Group then entitled to receive distributions of principal, as set forth in
                           Section 7.5(b)(F)(1)(c) or Section 7.5(b)(F)(2)(c),
                           as appropriate;

                           2. second, any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (1) above shall be used to reduce to zero, through the payment of an Overcollateralization Increase Amount, any Overcollateralization Deficiency Amount with respect to the other Mortgage Loan Group; such Overcollateralization Increase Amount for a Mortgage Loan Group shall be distributed to those Classes in such Mortgage Loan Group then entitled to receive distributions of principal, as set forth in
                           Section 7.5(b)(F)(1)(c) or Section 7.5(b)(F)(2)(c),
                           as appropriate;

                           3. third, any remaining Net Monthly Excess Cashflow remaining after the applications described in clauses
                           (1) and (2) above shall be paid to the Master Servicer to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued and unpaid Servicing Fees, in each case as certified to the Trustee by the Master Servicer to be owing to it as of such Payment Date;

                           (F) sixth, following the making by the Trustee of all
                  allocations, transfers and disbursements described under Sections 7.3 and 7.10 hereof and the prior clauses of this
                  Section 7.5, from amounts (including any related Insured Payment) then on deposit in the Certificate Account with respect to each related Mortgage Loan Group, (such amount with respect to each Mortgage Loan Group, the related "Group Distribution Amount") shall be applied as follows:

                           1. with respect to Group I, the Group Distribution Amount shall be applied:


                               (a) first, pro rata, to the Owners of the Group I Certificates, their respective Class A Current Interest;

                               (b) second, pro rata, to the Owners of the Group I Certificates, their respective Class A Interest Carry Forward Amount;

                               (c) third, the lesser of (x) the remaining amount of the Group Distribution Amount with respect to the Group I Pool and (y) the Group I Class A Principal Distribution Amount shall be applied in the following order of priority:

                                   i.   first, the Group I Class A Principal
                                        Distribution Amount shall be distributed to the Owners of the Class A-6 Certificates in an amount equal to the Class A-6 Principal Distribution Amount;

                                   ii.  second, the excess of (x) the Group I
                                        Class A Principal Distribution Amount
                                        over (y) the amount distributed in
                                        clause (c)(i) above shall be distributed to the Owners of the Class A-1 Certificates, the Class A-2
                                        Certificates, the Class A-3
                                        Certificates, the Class A-4 Certificates and the Class A-5 Certificates, sequentially in that order, until the Certificate Principal Balance of each Class (in ascending order of numerical designation) has been reduced to zero;

                                   iii. third, to the Owners of the Class A-6
                                        Certificates, any remaining amount of
                                        the Group I Class A Principal
                                        Distribution Amount for such Payment
                                        Date until the Certificate Principal
                                        Balance of the Class A-6 Certificates
                                        has been reduced to zero.

                           Notwithstanding the foregoing, on any Payment Date on which the Overcollateralization Amount related to Group I is zero and the Certificate Insurer is in default, the Principal Distribution Amount with respect to the Group I Certificates shall be distributed pro rata to the Owners of the Group I Certificates and not in accordance with the above priorities.

                           2. With respect to Group II, the Group Distribution Amount shall be applied:


                               (a) first, pro rata, to the Owners of the Group II Certificates, their respective Class A Current Interest;


                               (b) second, pro, rata, to the Owners of the Group II Certificates, their respective Class A Interest Carry Forward Amount;


                               (c) third, the lesser of (x) the remaining amount of the Group Distribution Amount with respect to the Group II Pool and (y) the Group II Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-7

                               Certificates until the Certificate Principal
                               Balance of Class A-7 has been reduced to zero;

                           (G) seventh, on each Payment Date, the Trustee shall
                  transfer from amounts then on deposit in the Certificate Account to the Supplemental Interest Payment Account, the Class B Distribution Amount; such transfer shall be deemed to be a distribution on the Class B Certificates;

                           (H) eighth, on each Payment Date, the Trustee shall
                  transfer all remaining monies then on deposit in the Certificate Account to the Owners of the Class R Certificates.

                  (b) Notwithstanding paragraph (b) above, on any Payment Date during the continuance of any Certificate Insurer Default, no Premium Amounts or Reimbursement Amounts shall be paid to the Certificate Insurer unless the Certificate Insurer or its custodian, trustee, agent, receiver or similar official continues to make payment under the Policy, and any amounts otherwise payable to the Certificate Insurer as Premium Amounts or Reimbursement Amounts shall be retained in the Certificate Account as the Total Available Funds with respect to the related Mortgage Loan Group, as appropriate. On any Payment Date wherein such Certificate Insurer Default has been cured, the Premium Amounts or Reimbursement Amount shall be paid to the Certificate Insurer.

                  (c) Notwithstanding any of the foregoing provisions, the aggregate amount distributed to the Owners of any Class A Certificates on account of principal shall not exceed the Certificate Principal Balance for the related Class.

                  SECTION 7.6. INVESTMENT OF ACCOUNTS.

                  (a) So long as no event described in Sections 8.20(a) or (b) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts (other than the Principal and Interest Account) held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Certificate Insurer, as their interests may appear, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount, other than the Capitalized Interest Account which funds shall be invested and reinvested by the Trustee on behalf of the Master Servicer. The Master Servicer may invest funds held in the Principal and Interest Account in one or more Eligible Investments. During the continuance of an event described in Sections 8.20(a) or (b) hereof and following any removal of the Master Servicer, the Control Party shall direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

                  (b) If any amounts are needed for disbursement from any Account held by the Trustee or the Master Servicer, as the case may be, and sufficient uninvested funds are not available to make such disbursement, the Trustee or the Master Servicer, as the case may be, shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

                  (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except and only to the extent that the bank serving as Trustee is the obligor thereon and is otherwise liable).

                  (d) In the absence of any investment direction from the Master Servicer with respect to amounts on deposit in the Accounts, the Trustee shall invest such amounts in the Eligible Investment set forth in Section 7.7(i) hereof.

                  (e) For purposes of investment, the Trustee shall aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be deposited, pro rata, in the Accounts immediately on receipt, and any loss resulting from such investments shall be charged, pro rata, to the Accounts.

                  SECTION 7.7. ELIGIBLE INVESTMENTS. The following are Eligible
Investments:

                  (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

                  (b) Federal Housing Administration debentures and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

                  (c) Freddie Mac senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

                  (d) Federal Home Loan Banks' consolidated senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

                  (e) Fannie Mae senior debt obligations and rated Aa2 or higher by Moody's.

                  (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 by Moody's.

                  (g) Investment agreements approved by the Control Party provided:

                           1. The agreement is with a bank or insurance company
                  which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by Standard & Poor's, and

                           2. Monies invested thereunder may be withdrawn
                  without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                           3. The agreement is not subordinated to any other
                  obligations of such insurance company or bank, and

                           4. The same guaranteed interest rate will be paid on
                  any future deposits made pursuant to such agreement, and

                           5. The Trustee and the Certificate Insurer receive an
                  opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

                  (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

                  (i) Investments in money market funds rated AAAm or AAAM-G by Standard & Poor's and Aaa or P-1 by Moody's.

                  (j) Investments approved in writing by the Control Party and acceptable to the Rating Agencies and the Certificate Insurer;

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that, with respect to any instrument described above, such instrument qualifies as a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and the regulations thereunder.

                  SECTION 7.8. REPORTS BY TRUSTEE.

                  (a) On each Payment Date the Trustee shall provide to each Owner, to the Master Servicer, to the Certificate Insurer, to each Underwriter, to the Sponsor and to each Rating Agency a written report in substantially the form set forth as Exhibit H hereto with respect to each Mortgage Loan Group, as such form may be revised by the Trustee and the Master Servicer from time to time, but in every case setting forth the information requested on Exhibit H hereto and the following information:

                  (i) the amount of the distribution with respect to the related Class of Certificates;

                  (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

                  (iii) the amount of such distributions allocable to interest;

                  (iv) the Interest Carry Forward Amount for each Class;

                  (v) the Certificate Principal Balance for each Class of Class A Certificates as of such Payment Date, together with the principal amount of such Class of Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

                  (vi) with respect to the Class A Certificates, the amount of any Class A Insured Payment included in the amounts distributed in respect of the Class A Certificates;

                  (vii) the aggregate Loan Balance of all Mortgage Loans after giving effect to any payment of principal on such Payment Date both in the aggregate and in each of the Mortgage Loan Groups;

                  (viii) information furnished by the Sponsor pursuant to
         Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (ix) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

                  (x) the weighted average Coupon Rate of the Mortgage Loans with respect to each Group;

                  (xi) the amount of any Supplemental Interest Amount;

                  (xii) the Overcollateralization Amount, for each Mortgage Loan Group, after giving effect to any payment of principal on such Payment Date;

                  (xiii) the aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group that were repurchased during the related Remittance Period and any repurchases pursuant to Section 8.10;

                  (xiv) the amounts, if any, of any Realized Losses in each Mortgage Loan Group for the related Remittance Period;

                  (xv) the Pool Cumulative Realized Losses (x) as a percentage of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods and (y) as a percentage of the sum of the aggregate Loan Balances of the Mortgage Loans as of the Initial Cut-Off Date;

                  (xvi) a number with respect to each Class (the "Pool Factor" for such Class) computed by dividing the Certificate Principal Balance for such Class (after giving effect to any distribution of principal to be made on such Payment Date) by the Certificate Principal Balance for such Class on the Startup Day;

                  (xvii) whether a Servicer Termination Loss Trigger has occurred, as such terms are defined in the Insurance Agreement.

                  Items (i) through (iii) above shall, with respect to each Class of Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year. If a Class of Certificates is in book-entry form, DTC will supply such reports to the Owners of such Class of Certificates as are in accordance with its procedures.

                  (b) In addition, on each Payment Date the Trustee will distribute to each Owner, to the Certificate Insurer, to each Underwriter, to the Master Servicer, to the Sponsor and to each Rating Agency, together with the information described in Subsection (a) preceding, the following information with respect to each Mortgage Loan Group as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:

                  (i) the total number and aggregate Loan Balances of Mortgage Loans in each Mortgage Loan Group and the percentage (based on the aggregate Loan Balances) of the aggregate Loan Balances of such Mortgage Loans in the related Mortgage Loan Group which are (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

                  (ii) the number, aggregate Loan Balances and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of all Mortgage Loans in the related Mortgage Loan Group in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause
         (i));

                  (iii) the number, aggregate Loan Balances and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of all Mortgage Loans in the related Mortgage Loan Group relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (iv) the number, aggregate Loan Balances and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of all Mortgage Loans in the related Mortgage Loan Group relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (v) the loan number of the Mortgage Loans and the book value of any REO Property in each Mortgage Loan Group;

                  (vi) the aggregate Loan Balance of 60+ Day Delinquent Mortgage Loans with respect to each Group; and

                  (vii) the book value of any REO Property.

                  (c) The foregoing reports shall be sent be to an Owner only insofar as such Owner owns a Certificate with respect to the related Mortgage Loan Group.

                  (d) The Sponsor and the Master Servicer, on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Trustee to include the loan level information with respect to the Mortgage Loans, excluding any information relating to the fees or amounts due to the Certificate Insurer, contained in reports provided to the Certificate Insurer or the Trustee by the Master Servicer hereunder and, if so directed by an Authorized Officer of the Sponsor in writing to the Trustee, the monthly report to the Owners prepared by the Trustee (the "Information") on The Bloomberg, an on-line computer based on-line information network maintained by Bloomberg L.P. ("Bloomberg") or on any other on-line computer based on-line information network or service ("Information Network"), or in other electronic or print information services deemed acceptable by the Sponsor or the Master Servicer as designated in writing to the Trustee by an Authorized Officer of the Master Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Trustee or its affiliates or any of the Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Trustee, including, but not limited to, claims based on allegations of inaccurate or incomplete information by the Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

                  SECTION 7.9. ADDITIONAL REPORTS BY TRUSTEE.

                  (a) The Trustee shall report to the Sponsor, the Certificate Insurer and the Master Servicer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Sponsor, the Master Servicer or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Sponsor, the Master Servicer or the Certificate Insurer, transmit promptly to the Sponsor, the Certificate Insurer and the Master Servicer copies of all accounting of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the Sponsor, the Certificate Insurer and the Master Servicer if any such receipts have not been received by the Trustee.

                  (b) The Trustee shall immediately report to the Certificate Insurer, Sponsor and Master Servicer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Master Transfer Agreement or in Section 3.3(a) hereof.

                  SECTION 7.10. SUPPLEMENTAL INTEREST PAYMENT ACCOUNT AND SUPPLEMENTAL INTEREST PAYMENTS.

                  (a) The parties hereto do hereby create and establish a trust, the "Advanta Supplemental Interest Trust 1999-2" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold a trust account at the corporate trust office of the Trustee; the "Supplemental Interest Payment Account" to be held by the Trustee in its name on behalf of the Supplemental Interest Trust. None of the assets of the Supplemental Interest Trust shall be considered assets of the REMIC Trust, and any amounts transferred from the REMIC Trust to the Supplemental Interest Trust shall be treated as distributions with respect to the Class B Certificates.

                  (b) The amount, if any, on deposit in the Supplemental Interest Payment Account on any Payment Date is the "Supplemental Interest Payment Amount Available" on such Payment Date.

                  On each Payment Date, the Trustee shall withdraw from the Supplemental Interest Payment Account and pay to the Owners of each Supplemental Interest Right (which Owners shall, in the absence of contrary instructions received by the Trustee from the Owners of the Class A-1 and A-7 Certificates, as applicable, be the Owners of the Class A-1 and A-7 Certificates, as applicable), pro rata based on the Supplemental Interest Amount due to each such Class, the lesser of (x) the sum of (i) the Supplemental Interest Amount for such Payment Date plus (ii) any Supplemental Interest Shortfall Carry-Forward Amount and (y) the Supplemental Interest Payment Amount Available.

                  If, on any Payment Date, the Supplemental Interest Payment Amount Available is insufficient to pay the Supplemental Interest Amount for such Payment Date (such deficiency, the "Supplemental Interest Shortfall Amount"), the Trustee shall demand that the Designated Residual Owner fund such deficiency on the related Payment Date and the Designated Residual Owner shall be required to fund such deficiency.

                  (c) Any portion of the Supplemental Interest Payment Amount Available remaining after application of clause (b) above shall be distributed to the owners of the Class BS Certificates pro rata in accordance with their Percentage Interests.

                  (d) The Trustee, on behalf of the Supplemental Interest Trust, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Person entitled thereto of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (e) Notwithstanding any other provision of this Section 7.10, the right to receive the Supplemental Interest Amount plus any Supplemental Interest Shortfall Carry-Forward Amounts (such right, the "Supplemental Interest Right") shall be separately transferable from the Class A-1 and A-7 Certificates, subject to the restrictions on transfer set forth in Article V hereof.


                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

                  SECTION 8.1. MASTER SERVICER AND SUB-SERVICERS.

                  (a) Acting directly or through one or more Sub-Servicers as provided in Section 8.3, the Master Servicer, as master servicer, shall service and administer the Mortgage Loans in accordance with this Agreement on behalf of the Trustee, the Owners and the Certificate Insurer in accordance with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

                  (b) With respect to the Mortgage Loans, the duties of the Master Servicer shall include (i) collecting and posting of all payments, (ii) responding to inquiries of Mortgagors or by federal, state or local government authorities, (iii) investigating delinquencies, (iv) reporting tax information to Mortgagors in accordance with its customary practices, (v) accounting for collections, (vi) furnishing monthly and annual statements to the Trustee and the Certificate

Insurer, as applicable, with respect to distributions, (vii) paying Compensating Interest and (viii) making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. The Master Servicer shall cooperate with the Trustee and furnish to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder

                  (c) Subject to clause (e) below, without limiting the generality of the foregoing, the Master Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners, the Certificate Insurer and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification (x) will not be to affect materially and adversely the security afforded by the related Property, the timing of receipt of any payments required hereby or the interests of the Certificate Insurer and
(y) will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

                  (d) The Master Servicer shall, in accordance with Accepted Servicing Practices, have the right to approve applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations to Properties and
(iii) removal, demolition or division of Properties. No application for consent may be approved by the Master Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Trustee) and the Mortgagor's debt-to-income ratio after any release does not exceed the Combined Loan-to-Value Ratio and debt-to-income ratio applicable to such Mortgage Loan at origination and (z) the lien priority of the related Mortgage is not adversely affected or reduced; provided, however, that the foregoing requirements (x), (y) and (z) shall not apply to any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

                  (e) The parties intend that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute a REMIC and that the affairs of each shall be conducted so as to qualify each as a REMIC. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (i) use its best efforts to conduct the affairs of each such REMIC at all times that any Class of Certificates are outstanding so as to maintain the status of each such REMIC as a REMIC under the REMIC Provisions; (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either such REMIC or that would subject the Trust to tax and (iii) exercise reasonable care not to allow either such REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by each REMIC.

                  (f) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners, the Certificate Insurer and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the

Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that Section 8.14(a) shall constitute a power of attorney from the Trustee to the Master Servicer or any Sub-Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 8.13 and 8.14, the Trustee shall furnish the Master Servicer and any Sub-Servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

                  (g) The Master Servicer shall give prompt notice to the Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

                  (h) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.9(c) and in Section 7.5(b)(E)(3).

                  (i) The Master Servicer shall modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to the Civil Relief Act.

                  SECTION 8.2. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

                  (a) The Master Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Mortgage Insurance Policies, follow Accepted Servicing Practices. The Master Servicer may in its discretion waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans,

                  In addition, the Master Servicer may, if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor and provided further that such modifications shall not be made in excess of 5% of the aggregate of the Group I Original Balance and the Group II Original Balance without the prior written consent of the Certificate Insurer; provided, further, however, that, if the Certificate Insurer has not given its consent within five (5) Business Days after notice from the Master Servicer, the Certificate Insurer shall be deemed to have given its consent to such modification or rescheduling for payments of delinquent payments; provided, however, that such notice and consent shall not be required in the event that the Master Servicer determines, in its good faith business judgment that such modification is legally required to be made prior to such five day period, in which case the Master Servicer shall give the Certificate Insurer immediate notice of such action.

                  (b) The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

                  SECTION 8.3. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS. The Master Servicer may and is hereby authorized to perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer, which may be an Affiliate. Pursuant to the foregoing, the Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Certificate Insurer and the Trustee of the appointment of any Sub-Servicer which is not a Master Servicer Affiliate. The Master Servicer shall also furnish to the Certificate Insurer and the Trustee a copy of the Sub-Servicing Agreement, except when the Sub-Servicer is a Master Servicer Affiliate. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

                  By delivery of the Certificate Insurance Policy, the Certificate Insurer is deemed to have approved Advanta National Bank and Advanta Finance Corp. as Sub-Servicers hereunder.

                  SECTION 8.4. SUCCESSOR SUB-SERVICERS. The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and either directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicers that qualifies under Section 8.3.

                  SECTION 8.5. LIABILITY OF MASTER SERVICER. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's negligence.

                  SECTION 8.6. NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICER AND TRUSTEE OR THE OWNERS. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Certificate Insurer, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.7.

                  SECTION 8.7. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENT BY TRUSTEE. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at its option. Any termination fee due under any such

Sub-Servicing agreement shall be paid by the preceding Master Servicer but in no event shall the Trustee be liable for any such fee.

                  The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party, without the payment of any fee by the Trustee, notwithstanding any contrary provision in any Sub-Servicing Agreement.

                  SECTION 8.8. PRINCIPAL AND INTEREST ACCOUNT.

                  (a) The Master Servicer and/or each Sub-Servicer, as applicable, shall establish and maintain at one or more Designated Depository Institutions in the name of the Trust for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear, a Principal and Interest Account. The establishment of the Principal and Interest Account shall be evidenced by the Master Servicer's delivery of a notice in the form of Exhibit B hereto, properly completed.

                  Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-Servicer shall deposit all receipts of principal and accrued interest related to the Mortgage Loans in each such Mortgage Loan Group to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

                  (b) All funds in the Principal and Interest Account may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Owners of the Certificates and the Certificate Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Principal and Interest Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amounts by the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. Any investment losses are at the expense of the Master Servicer and shall be replaced on or prior to the Remittance Date.

                  (c) With respect to the Mortgage Loans and subject to Subsection (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal collected and interest accrued on or after the Initial Cut-Off Date, related Subsequent Cut-Off Date or Replacement Cut-Off Date including any Prepaid Installments, Prepayments, Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer, other recoveries or amounts received by the Master Servicer, Compensating Interest and Delinquency Advances together with any amounts which are reimbursable from such Principal and Interest Account, but net of (i) the Servicing Fee and other servicing compensation due to the Master Servicer as permitted by Section 8.15 hereof, (ii) principal (including Prepayments) collected on the related Mortgage Loans prior to the Initial Cut-Off Date, Subsequent Cut-Off Date or Replacement Cut-Off Date (iii) interest accruing on the related Mortgage Loans prior to the Initial Cut-Off Date, Subsequent Cut-Off Date or Replacement Cut-Off Date and (iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of the Loan Balance of the related Mortgage Loan and accrued and unpaid interest thereon.

                  (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                           (1) to effect the timely remittance to the Trustee of
                  the Monthly Remittance Amounts due on the Remittance Date;

                           (2) to reimburse itself pursuant to Section 8.9(a)
                  hereof for unreimbursed Delinquency Advances and Servicing Advances and Nonrecoverable Advances;

                           (3) to withdraw investment earnings on amounts on
                  deposit in the Principal and Interest Account, if such investment earnings have been deposited in the Principal and Interest Account;

                           (4) to withdraw amounts that have been deposited to a
                  Principal and Interest Account in error;

                           (5) to clear and terminate each Principal and
                  Interest Account following the termination of the Trust pursuant to Article X; and

                           (6) to invest in Eligible Investments.

                  (ii) On the tenth day of each month, the Master Servicer shall send to the Trustee a computer tape, detailing the payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Trustee from time to time. The Certificate Insurer shall have the right to request this computer tape upon providing 3 Business Days written notice to the Master Servicer. Upon any change in the format of the electronic medium maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such electronic medium to the Trustee.

                  (iii) On each Remittance Date the Master Servicer shall remit to the Trustee by wire transfer in immediately available funds for deposit in the Certificate Account the amounts specified in Section 7.5(a) of this Agreement, (A) for Group I, the Group I Interest Remittance Amount and the Group I Principal Remittance Amount and (B) for Group II, the Group II Interest Remittance Amount and the Group II Principal Remittance Amount.

                  (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Certificate Insurer and each Rating Agency, then the requirement to maintain the Principal and Interest Account and deposit of principal collections and accrued interest may be waived by an instrument signed by the Certificate Insurer and each Rating Agency, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account, on such terms and subject to such conditions as the Certificate Insurer and each Rating Agency may permit.

                  SECTION 8.9. DELINQUENCY ADVANCES, COMPENSATING INTEREST AND SERVICING ADVANCES.

                  (a) The Master Servicer is required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions accrued (net of the Servicing Fees and certain other administrative amounts, if any) with respect to Delinquent Mortgage Loans during the related Remittance Period but not collected on or prior to such Remittance Date, but only if, in its good faith business judgment, the Master Servicer reasonably believes that such amount will ultimately be recoverable from the related Mortgage Loan. Such amounts are "Delinquency Advances".

                  The Master Servicer shall be permitted to fund its payment of Delinquency Advances on any Remittance Date and to reimburse itself for any Delinquency Advances paid from the Master Servicer's own funds, from subsequent collections on the related Mortgage Loan. The Master Servicer may use funds deposited to the Principal and Interest Account subsequent to the related Remittance Period and shall deposit into the Principal and Interest Account with respect thereto (i) late collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto or (iii) from its own funds. If not therefore recovered from the related Mortgagor or the related Net Liquidation Proceeds, Delinquency Advances constituting Nonrecoverable Advances shall be recoverable pursuant to Section 7.5(b)(E)(3) hereof.

                  The parties hereto intend the provision of this Section 8.9(a) to comply with Treasury Regulation Section 1.860G-2(c)(3).

                  (b) On or prior to each Remittance Date, the Master Servicer shall deposit in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) the interest (less the Servicing Fee) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period. Such amount is "Compensating Interest". The Master Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer with respect to all Mortgage Loans for such Remittance Period nor shall it be required to pay Compensating Interest due to partial prepayments or Relief Act Shortfalls.

                  The parties hereto intend the provisions of this Section 8.9(b) to comply with Treasury Regulation Section 1.860G-2(e).

                  (c) The Master Servicer will pay all "out-of-pocket" costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses (including the payment of flood insurance premiums), (ii) any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the conservation, management, liquidation, sale or other disposition of any

Mortgaged Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep liens current; and with respect to any of the foregoing, the Master Servicer is only required to pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will be recoverable from the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, (y) from Liquidation Proceeds realized upon the liquidation of the related Mortgage Note and (z) as provided in Section 7.5(b)(E)(3) hereof. In no case may the Master Servicer recover Servicing Advances from principal and interest payments on any other Mortgage Loan or from any amounts relating to any other Mortgage Loan except as provided pursuant to Section 7.5(b)(E)(3) hereof.

                  The parties intend that the provisions of this Section 8.9(c) comply with Treasury Regulation Section 1.860G-2(c)(3)(iii).

                  (d) On the first Remittance Date following the Startup Day, the Master Servicer shall make an advance (a "Special Advance") with respect to each Mortgage Loan Group equal to the sum of (x) one-month's interest, calculated at the weighted average Pass-Through Rate (applicable to such Payment Date, as the case may be, for the classes of Class A Certificates related to such Group) with respect to all Mortgage Loans not having a payment due prior to the June 1999 Remittance Date; the amounts of such Special Advances shall be included in the related Interest Remittance Amount. Reimbursement of Special Advances shall be made only as provided in Section 7.5(b)(E)(3).

                  SECTION 8.10. PURCHASE OF MORTGAGE LOANS. The Master Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or by any Sub-Servicer pursuant to Section 8.13. Any such Mortgage Loan shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account. Notwithstanding the foregoing, the Master Servicer may not purchase any such Mortgage Loan unless the Master Servicer has delivered to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC.

                  SECTION 8.11. MAINTENANCE OF INSURANCE.

                  (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan either a blanket insurance policy as described in
Section 8.11(c) hereof or a hazard insurance policy that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

                  (b) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto either a blanket policy as described in Section 8.11(c) hereof or a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration. Such policy shall provide for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Certificate Insurer out of the Master Servicer's own funds for any loss to the Trust and the Certificate Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.

                  (c) In the event that the Master Servicer shall obtain and maintain a blanket insurance policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 8.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage under this
Section 8.11. Such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with paragraphs (a) and
(b) of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with paragraphs (a) and (b) of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall cause to be delivered to the Trustee or the Certificate Insurer, a certified true copy of such policy.

                  The parties hereto intend that the provisions of this Section
8.11 comply with Treasury Regulation Section 1.860G-2(c)(3)(ii).

                  SECTION 8.12. DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS. When a Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Owners or of the Certificate Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Control Party. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the

Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording or causing the recordation any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

                  SECTION 8.13. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  (a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 8.10. In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.9(c) hereof. The Master Servicer shall sell any REO Property within 35 months of its acquisition by the Trust, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Certificate Insurer and the Master Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC therein as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding.

                  Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners and the Certificate Insurer solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the Lower-Tier REMIC or the Upper Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a REO Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such REO Property. With respect to any Mortgage Loan secured by a mixed use REO Property, the Master Servicer shall, prior to foreclosing upon or otherwise comparably effecting the ownership in the name of the Master Servicer on behalf of the Trust, either (x) perform a "phase one environmental study" of such REO Property or (y) repurchase such REO Property at the Loan Purchase Price.

                  (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgment), whereupon such Mortgage Loan shall become a "Liquidated Loan" and, if requested, shall promptly deliver to the Certificate Insurer a related liquidation report with respect to such Liquidated Loan.

                  SECTION 8.14. TRUSTEE TO COOPERATE; RELEASE OF FILES.

                  (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer or any Sub-Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or any Sub-Servicer shall deliver to the Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Trustee shall promptly release the related Mortgage File, as directed by the Master Servicer in the Master Servicer's Trust Receipt. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer or any Sub-Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment the Master Servicer or any Sub-Servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer or any Sub-Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment and deliver the same with the related File, as aforesaid.

                  (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Mortgage Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Master Servicer or any Sub-Servicer and delivery to the Trustee of a Master Servicer's Trust Receipt, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided that the Master Servicer shall not have received and not returned at any one time more than 10% of the entire number of Files. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to the Master Servicer or any Sub-Servicer. Such receipt shall obligate the Master Servicer or any Sub-Servicer to return the File to the Trustee when the need therefor by the Master Servicer or any Sub-Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form acceptable to the Master Servicer and the Trustee, a copy of the Master Servicer's Trust Receipt shall be released by the Trustee to the Master Servicer or any Sub-Servicer.

                  (c) No costs associated with the procedures described in this
Section 8.14 shall be an expense of the Trust.

                  (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Certificate Insurer and the Rating Agencies pursuant to Section 3.5(j) hereof.

                  (e) Each Master Servicer's Trust Receipt may be delivered to the Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Trustee shall mutually agree. The Trustee shall promptly release the related File(s) no later than seven (7) business days of receipt of a properly completed Master Servicer's Trust Receipt or such shorter period as may be agreed upon by the Master Servicer and the Trustee. Receipt of a Master Servicer's Trust Receipt shall be authorization to the Trustee to release such Files, provided the Trustee has determined that such Master Servicer's Trust Receipt has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an Authorized Officer of the Master Servicer or any Sub-Servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the Trustee is unable to release the Files within the time frames previously specified, the Trustee shall immediately notify the Master Servicer or any Sub-Servicer indicating the reason for such delay, but in no event shall such notification be later than five business days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due to the Trustee's negligent failure to release the related File or the Trustee's negligent failure to execute and release documents in a timely manner, the Trustee shall be liable for such penalties or damages.

                  SECTION 8.15. SERVICING COMPENSATION. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of investment income on the Principal and Interest Account, the Capitalized Interest Account, and on the Certificate Account, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to
Section 8.8(c)(v) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

                  SECTION 8.16. ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer, at its own expense, will deliver to the Trustee and the Certificate Insurer, on or before the last day of March of each year, commencing in the year 2000, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

                  SECTION 8.17. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORTS. On or before the last day of March of each year, commencing in the year 2000, the Master Servicer, at its own expense, shall cause to be delivered to the Trustee and the Certificate Insurer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Control Party stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto or (iii) examined such operations in accordance with the requirements of SAS 70.

                  SECTION 8.18. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide to the Trustee and the Certificate Insurer access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer.

                  SECTION 8.19. ASSIGNMENT OF AGREEMENT. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in
Section 8.20(g) hereof for a successor servicer; and provided, further, this
Section 8.19 does not apply to the appointment of Sub-Servicers or to any assignment to a Master Servicer Affiliate. Notice of any such assignment shall be given by the Master Servicer to the Trustee, the Certificate Insurer and Moody's.

                  SECTION 8.20. REMOVAL OF MASTER SERVICER; RESIGNATION OF MASTER SERVICER.

                  (a) The Trustee, with the consent of the Certificate Insurer (or the Owners pursuant to Section 6.11 hereof) may remove the Master Servicer upon the occurrence of any of the following events:

                  (i) The Master Servicer shall fail to deliver to the Trustee any proceeds or required payment, which failure continues unremedied for five Business Days following written notice to an Authorized Officer of the Master Servicer from the Trustee or from any Owner.

                  (ii) The Master Servicer shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (vi) take corporate action for the purpose of effecting any of the foregoing;

                  (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                  (iv) The Master Servicer shall fail to perform any one or more of its obligations hereunder other than the obligations contemplated by Subsection 8.20(i) above, and shall continue in default thereof for a period of sixty (60) days after notice by the Trustee or the Certificate Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party; or

                  (v) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 which materially and adversely affects the interests of the Owners or the Certificate Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party.

                  (b) The Certificate Insurer also may remove the Master Servicer upon the occurrence of any of the following events:

                  (i) upon the making of any Insured Payment; provided, however, that the Certificate Insurer shall have no right to remove the Master Servicer under this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that such event was due to circumstances beyond the control of the Master Servicer; or

                  (ii) the failure by the Master Servicer to make any required Servicing Advance; or

                  (iii) the failure by the Master Servicer to perform any one or more of its obligations hereunder or under the Insurance Agreement, which failure materially and adversely affects the interests of the Certificate Insurer and the Trustee; or

                  (iv) the failure by the Master Servicer to make any required Delinquency Advance, any Special Advance or to pay any Compensating Interest; or

                  (v) the occurrence of a Servicer Termination Loss Trigger or of a Servicer Termination Delinquency Trigger, as such terms are defined in the Insurance Agreement; or

                  (vi) the enactment of any law by a legislative body that declares, or any finding or ruling by a court of competent jurisdiction, that the Insurance Agreement or this Agreement is not valid and binding on the Sponsor or the Master Servicer; or

                  (vii) The tangible net worth of AMHC, on a consolidated basis, is less than $10,000,000;

provided, however, with respect to clause (iv), if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that any such event was due to circumstances beyond the control of the Master Servicer, such event shall not be considered an event of termination of the Master Servicer;

provided, however, that (x) prior to any removal of the Master Servicer by the Control Party pursuant to clauses (i) or (ii) of this Section 8.20(b), the Master Servicer shall first have been given by the Control Party and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clauses (i), (ii) or (iii) above and the Master Servicer shall not have remedied, or shall not have taken actions satisfactory to the Control Party to remedy, such event or events within 30 days (60 days with respect to clause (iii)) after the Master Servicer's receipt of such notice (provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period in each case may be extended with the written approval of the Control Party) and (y) in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or Special Advance or to pay any Compensating Interest (as described in clause
(iv)) or Monthly Remittance, such removal shall be effective (without the requirement of any action on the part of the Certificate Insurer or of the Trustee) at 4 p.m. on the second Business Day following the day on which the Trustee or the Certificate Insurer notifies an Authorized Officer of the Master Servicer that a required Delinquency Advance or Special Advance has not been received by the Trustee. Upon the Trustee's determination that a required Delinquency Advance or Special Advance or payment of Compensating Interest has not been made by the Master Servicer, the Trustee shall so notify in writing an Authorized Officer of the Master Servicer and the Certificate Insurer as soon as is reasonably practical.

                  (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

                  (d) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Agreement. If no successor servicer is available, the Trustee shall act as successor servicer and perform all of the obligations of this Agreement, including, without limitation, making Delinquency Advances, Servicing Advances and paying

Compensating Interest; provided, however, that the Trustee will not be obligated to act as successor servicer if it is legally unable to perform its duties hereunder.

                  (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

                  (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Master Servicer.

                  (g) Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor servicer as described below, and
(y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15; provided, however, that if the Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Trustee at such time that the Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

                  (h) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the compensation set forth in clause (g) above. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

                  (i) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or (iii) any breaches of a predecessor Master Servicer.

                  (j) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances required to be made by the predecessor Master Servicer but not so deposited) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

                  (k) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to each Rating Agency of the transfer of the servicing to the successor.

                  (l) The Trustee shall give notice to the Certificate Insurer, each Rating Agency and to the Owners of the occurrence of any event specified in
Section 8.20(a) of which the Trustee has knowledge.

                  (m) Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

                  SECTION 8.21. INSPECTIONS BY THE CERTIFICATE INSURER AND THE TRUSTEE; ERRORS AND OMISSIONS INSURANCE.

                  (a) At any reasonable time during business hours and from time to time upon five Business Days' reasonable notice, the Certificate Insurer, the Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The reasonable costs and expenses incurred by the Master Servicer in connection with any such examinations or discussions shall be paid by the Master Servicer.

                  (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

                  SECTION 8.22. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF MASTER SERVICER. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder upon notice to the Certificate Insurer, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation is a housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles.

                  SECTION 8.23. NOTICES OF MATERIAL EVENTS. The Master Servicer shall give prompt notice to the Certificate Insurer, the Trustee, and each Rating Agency of the occurrence of any of the following events:

                  (a) Any default or any fact or event which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Sponsor or the Master Servicer under any Transaction Document or would constitute a material breach of a representation, warranty or covenant under any Transaction Document which would have a material adverse effect on the Owners or the Certificate Insurer;

                  (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any the Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Transaction Document;

                  (c) The commencement of any proceedings by or against the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Sponsor, the Master Servicer or AMHC; and

                  (d) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Sponsor's the Master Servicer's or the AMHC's business that the Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Transaction Documents or materially adversely affect the financial affairs of the Sponsor, the Master Servicer or AMHC.


                                   ARTICLE IX

                              TERMINATION OF TRUST

                  SECTION 9.1. TERMINATION OF TRUST. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of
(i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the REMIC Trust is effected as described below or (iii) as described in Section 9.2 or 9.3 hereof. To effect a termination of this Agreement pursuant to clause (ii) above, the Owners of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC to adopt a plan of complete liquidation with respect to each of the Mortgage Loan Groups as contemplated by
Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates based on their interests in the Trust, and distribute to the Certificate Insurer any amounts owed under the Insurance Agreement and return the Certificate Insurance Policy to the Certificate Insurer, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in
Section 11.5.

                  SECTION 9.2. CLEAN-UP CALL TERMINATION.

                  (a) On any Remittance Date on or after the Initial Clean-Up Call Date, either the Master Servicer or any Master Servicer Affiliate (the Master Servicer or any Master Servicer Affiliate, the "Redeeming Party") may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of (v) the greater of (i) 100% of the aggregate Loan Balances of all of the Mortgage Loans as of the day of purchase minus the amount actually remitted by the Master Servicer representing the related Monthly Principal Remittance Amount on such Remittance Date for the related Remittance Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (w) if the Master Servicer is the Redeeming Party, the amount of any difference between the related Monthly Interest Remittance Amount actually remitted by the Master Servicer on such Remittance Date and the related Monthly Interest Remittance Amount due on such Remittance Date, (x) the related Reimbursement Amount, if any, and (y) if the Master Servicer is the Redeeming Party, the aggregate amount of any Delinquency Advances and Servicing Advances remaining unreimbursed, together with any accrued and unpaid Servicing Fees, as of such Remittance Date (such amount, the "Termination Price"). In connection with such purchase, the Redeeming Party shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. Notwithstanding the foregoing, the Redeeming Party may not terminate the Trust pursuant to this Section 9.2 without the consent of the Certificate Insurer, if termination would result in a draw on the Certificate Insurance Policy.

                  (b) In connection with any such purchase, the Redeeming Party shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of the Lower-Tier REMIC and Upper-Tier REMIC.

                  (c) Promptly following any such purchase, the Trustee will release the Files to the Redeeming Party, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

                  (d) Upon such purchase, the Certificate Insurance Policy will terminate and shall be returned to the Certificate Insurer.

                  SECTION 9.3. TERMINATION UPON LOSS OF REMIC STATUS.

                  (a) Following a (x) final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or (y) if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or Lower-Tier REMIC do not and will no longer qualify as a "REMIC" pursuant to
Section 860D of the Code (the "Final Determination") or (z) following the delivery of an opinion of counsel ("REMIC Opinion") to the effect that the effect of the Final Determination is to increase substantially the probability that either the Upper-Tier REMIC or Lower-Tier REMIC will no longer qualify as a "REMIC" pursuant to Section 860D of the Code, on any Remittance Date on or after the date which is 30 calendar days following such Final Determination, the Certificate Insurer, or if Certificate Insurer Default has occurred and is continuing, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate. In connection with such liquidation, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such liquidation.

                  (b) Upon receipt of such direction from the Certificate Insurer or the Owners of such Class A Certificates, as applicable, the Trustee shall notify the Master Servicer and holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination Notice"). The Master Servicer or Owner of a majority of the Percentage Interest of the Class R Certificates then Outstanding acting directly or through one or more of their affiliates may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

                  (c) If, during the Purchase Option Period, the Master Servicer or the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Owners of the Class A Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall (with the prior consent of the Certificate Insurer, so long as no Certificate Insurer Default has occurred and is continuing) sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Owner of a majority of the Percentage Interest of the Class A Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period.

                  (d) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option on any

Remittance Date and upon delivery to the Owners of the Class A Certificates and the Trustee of an opinion of counsel experienced in federal income tax matters selected by the Owners of a majority of the Percentage Interest of such Class R Certificates which opinion shall be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Class A Certificates then Outstanding and the Trustee, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of either the Upper-Tier REMIC or Lower-Tier REMIC will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Owners of a majority of the Percentage Interest represented by the Class A Certificates then Outstanding or the Trustee give the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                  SECTION 9.4. DISPOSITION OF PROCEEDS. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer.

                  SECTION 9.5. NETTING OF AMOUNTS. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.


                                   ARTICLE X

                                  THE TRUSTEE

                  SECTION 10.1. CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer hereunder whether following the failure of the Master Servicer to perform, pursuant to Section 8.20 hereof or otherwise. Specifically, and not in limitation of the foregoing, the Trustee shall have the power:

                  (i) to collect Mortgagor payments;

                  (ii) to foreclose on defaulted Mortgage Loans;

                  (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

                  (iv) to deliver instruments of satisfaction pursuant to
         Section 8.14;

                  (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, and

                  (vi) to enforce the Mortgage Loans.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

                  (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                  (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

                  (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken. The Trustee shall receive from the Sponsor promptly upon demand therefor, reimbursement of expenses as are described in the fee quote letter, dated February 26, 1999 and executed by the Sponsor.

                  SECTION 10.2. REMOVAL OF TRUSTEE FOR CAUSE.

                  (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (A) the Trustee shall fail to distribute to the
                  Owners entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

                           (B) the Trustee shall fail in the performance of, or
                  breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sponsor, the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding a written notice specifying such failure or breach and requiring it to be remedied; or

                           (C) a decree or order of a court or agency or
                  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

                           (D) a conservator or receiver or liquidator or
                  sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                           (E) the Trustee shall become insolvent (however
                  insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

                  The Sponsor shall give to the Certificate Insurer and each Rating Agency notice of the occurrence of any such event of which the Sponsor is aware.

                  (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer (x) the Sponsor or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by any Class of Class R Certificates then Outstanding may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.9 hereof.

                  SECTION 10.3. CERTAIN RIGHTS OF THE TRUSTEE. Except as otherwise provided in Section 10.1 hereof:

                  (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Sponsor, the Certificate Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

                  (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

                  (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates.

                  SECTION 10.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CERTIFICATES. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Sponsor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to validity and sufficiency of its authentication of the Certificates.

                  SECTION 10.5. MAY HOLD CERTIFICATES. The Trustee or any agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such agent.

                  SECTION 10.6. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Sponsor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

                  SECTION 10.7. NO LIEN FOR FEES. The Trustee shall have no lien on the Trust Estate for the payment of any fees and expenses.

                  SECTION 10.8. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America or any such State having a rating or ratings acceptable to the Certificate Insurer or, if the last sentence of Section 11.18 hereof is applicable, the Sponsor and having (x) long-term, unsecured debt rated at least A-1 by Moody's (or such lower rating as may be acceptable to Moody's) and (y) a short-term deposit rating of at least A-1 from Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Sponsor (with the consent of the Certificate Insurer) (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

                  SECTION 10.9. RESIGNATION AND REMOVAL; APPOINTMENT OF
SUCCESSOR.

                  (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under
Section 10.10 hereof.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Sponsor and by mailing notice of resignation by first-class Mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to each Rating Agency. Upon receiving notice of resignation, the Sponsor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (c) If at any time the Trustee shall cease to be eligible under Section 10.8 hereof and shall fail to resign after written request therefor by the Sponsor or by the Certificate Insurer, the Certificate Insurer or the Sponsor (with the written consent of the Certificate Insurer) may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by Class R Certificates then Outstanding may at any time, with the prior written consent of the Certificate Insurer, remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Sponsor and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.3 hereof.

                  (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Certificate Insurer or, if the last sentence of Section 11.18 hereof is applicable, the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer and the Sponsor duly authorized, one complete set of which instruments shall be delivered to the Sponsor, one complete set to the Certificate Insurer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

                  (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Sponsor shall promptly appoint a successor Trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interest of the Class R Certificates delivered to the Sponsor and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Sponsor. If no successor Trustee shall have been so appointed by the Sponsor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                  (g) The Sponsor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

                  SECTION 10.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Sponsor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Sponsor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Sponsor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section, the Sponsor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Sponsor shall send a copy of such notice to each of the Rating Agencies and the Certificate Insurer. If the Sponsor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

                  SECTION 10.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF THE TRUSTEE. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

                  SECTION 10.12. REPORTING; WITHHOLDING. With respect to each of the REMIC Trusts and the Non-REMIC Estate, the Trustee shall timely provide to the Owners (or other Persons entitled thereto) the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations or analogous provisions of state or local law as determined by the Sponsor, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including, but not limited to, backup withholding under Section 3406 of the Code, the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code and beginning after December 31, 2000, shall report as effectively connected income distributions with respect to Supplemental Interest Rights held by foreign holders if such holders have not provided certification that such distributions are not effectively connected income.

                  SECTION 10.13. LIABILITY OF THE TRUSTEE. The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Sponsor, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor and is otherwise liable). In addition, the Sponsor and Master Servicer covenant and agree to indemnify the Trustee, and its officers, directors, employees and agents, including, without limitation, when the Trustee is acting as Master Servicer, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The indemnification provided in this Section 10.13 shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

                  SECTION 10.14. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this
Section 10.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) or 8.20(b) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment with the consent of the Certificate Insurer. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
10.8 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.8.

                  Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate

         Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

                  (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

                  (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

                  Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  The Trustee shall give to the Rating Agencies, the Sponsor and the Certificate Insurer notice of the appointment of any Co-Trustee or separate Trustee.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Sponsor, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Sponsor, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if applicable, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

                  SECTION 11.2. FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                  SECTION 11.3. ACTS OF OWNERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sponsor and/or the Certificate Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) The ownership of Certificates shall be proved by the Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

                  SECTION 11.4. NOTICES, ETC., TO TRUSTEE. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and received by the Trustee at its corporate trust office as set forth in Section 2.2 hereof.

                  SECTION 11.5. NOTICES AND REPORTS TO OWNERS; WAIVER OF NOTICES. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

                  Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

                  SECTION 11.6. RULES BY TRUSTEE AND SPONSOR. The Trustee may make reasonable rules for any meeting of Owners. The Sponsor may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 11.7. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

                  SECTION 11.8. SEVERABILITY. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.9. BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 11.10. LEGAL HOLIDAYS. In any case where the date of any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest on such payment shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

                  SECTION 11.11. GOVERNING LAW. In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                  SECTION 11.12. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.13. USURY. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

                  SECTION 11.14. AMENDMENT.

                  (a) The Trustee, the Sponsor and the Master Servicer, may at any time and from time to time, with the prior written consent of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof or of the Transaction Documents, or to add provisions hereto which are not inconsistent with the provisions hereof, (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Upper-Tier REMIC or the Lower-Tier REMIC or upon the transferor of a Class R or Class RL Certificate as a result of the ownership of any Class R or Class RL Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

                  (b) The Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written consent of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of changing the definitions of "Group I Specified Overcollateralization Amount," and "Group II Specified Overcollateralization Amount"; provided, however, that no such change shall affect the weighted average life of the related Class of Class A Certificates (assuming an appropriate prepayment speed as determined by the Representative) by more than five percent, as determined by the Representative.

                  (c) This Agreement may also be amended by the Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) change or reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or
(c) result in a down-rating or withdrawal of any ratings then assigned to the Class A Certificates, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

                  (d) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters addressed to the Trustee and to the Certificate Insurer to the effect that such amendment would not adversely affect the status of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC. Neither such opinion of counsel nor any expense of any such proposed amendment shall be at the Trustee's expense.

                  (e) The Certificate Insurer, the Owners and each Rating Agency shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

                  SECTION 11.15. REMIC STATUS; TAXES.

                  (a) The Tax Matters Person shall prepare and file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Upper-Tier REMIC and Lower-Tier REMIC and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1999 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section
11.17 hereof shall sign all tax information returns filed pursuant to this
Section 11.15. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Class R or Class RL Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to the REMIC Trust or the Certificates.

                  (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. The Trustee shall be liable to the Master Servicer and the Sponsor for any penalties or interest as a result of its negligence with respect to such filings. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Sponsor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Sponsor to be required under applicable federal, state and local tax laws. The Trustee shall provide copies of all filings to the Master Servicer within 15 days of the required date of such filing. In addition, the Trustee agrees not to file more than one extension per required filing without prior consultation with, and the consent of, the Master Servicer. Further, the Trustee shall provide to the Sponsor and the Master Servicer access to any documentation regarding its tax reporting duties hereunder as well as providing access to the Trustee's officers and personnel in order to discuss the methodology and preparation of any filings or returns hereunder. Such access shall be provided to the Master Servicer and the Sponsor without cost or charge.

                  (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section
1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

                  (d) The Sponsor covenants and agrees that within ten Business Days after receiving a written request from the Trustee it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

                  (e) The Trustee, the Sponsor and the Master Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the Upper-Tier REMIC and Lower-Tier REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the Upper-Tier REMIC and Lower-Tier REMIC of any other taxes under the Code.

                  (f) The Upper-Tier REMIC and Lower-Tier REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

                  (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

                  (h) Neither the Sponsor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

                  (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Sponsor may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received the prior written consent of the Certificate Insurer and an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for either the Upper-Tier REMIC or Lower-Tier REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

                  SECTION 11.16. ADDITIONAL LIMITATION ON ACTION AND IMPOSITION OF TAX.

                  (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained, and delivered to the Certificate Insurer, an opinion of counsel experienced in federal income tax matters (which opinion shall be at the expense of the Sponsor) to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for either the Upper-Tier REMIC or Lower-Tier REMIC,
(i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

                  (b) In the event that any tax is imposed on "prohibited transactions" of either the Upper-Tier REMIC or Lower-Tier REMIC as defined in
Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to either the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax, including liability for withholding tax, (other than any minimum tax imposed by Sections 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed on the REMIC Trust or the Non-REMIC Estate, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Class R and Class RL Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Class R and Class RL Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Class R and Class RL Certificates on any Payment Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Estate (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involves the Internal Revenue Service or state tax authorities); provided, however, that if such audit resulted solely from the negligence of the Master Servicer or the Sponsor, as the case may be, the Master Servicer or Sponsor shall pay such expenses. The Trustee shall act on behalf of the Trust Estate in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.

                  (d) On or before April 15 of each calendar year, commencing April 15, 2000, the Trustee shall deliver to the Master Servicer a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with its tax reporting duties set forth in this Agreement.

                  (e) The Trustee agrees to indemnify the Trust Estate, the Master Servicer and the Sponsor for any taxes and costs, including, without limitation, any penalties, interest, professional fees and attorneys' fees imposed on or incurred by the Trust Estate, the Master Servicer or the Sponsor, as a result of a breach of the Trustee's covenants set forth in this Agreement or as a result of the Trustee's negligence, willful misconduct or bad faith.

                  SECTION 11.17. APPOINTMENT OF TAX MATTERS PERSON. The Owner of the Class R Certificate shall act as the Tax Matters Person for the Upper-Tier REMIC and the Owner of the Class RL Certificate shall act as the Tax Matters Person for the Lower-Tier REMIC. The Owners of the Class R and Class RL Certificates hereby appoint the Trustee as their agent for all purposes of the Code to perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person for each REMIC under the Code.

                  SECTION 11.18. THE CERTIFICATE INSURER. The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy, except with respect to amendments to this Agreement pursuant to Section 11.14. During the continuance of a Certificate Insurer Default, the Certificate Insurer's rights hereunder shall vest in the Trustee on behalf of the Owners of the Class A Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Class A Certificates then Outstanding. At such time as the Class A Certificates are no longer Outstanding hereunder and the Certificate Insurer has been reimbursed for all Reimbursement Amounts to which it is entitled hereunder and the Certificate Insurance Policy has expired, the Certificate Insurer's rights hereunder shall terminate.

                  SECTION 11.19. MAINTENANCE OF RECORDS. Each Originator and Owner of a Class R Certificate shall each continuously keep an original executed counterpart of this Agreement in its official records.

                  SECTION 11.20. NOTICES. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

The Trustee:             Bankers Trust Company
                            of California, N.A.
                         3 Park Plaza, 16th Floor
                         Irvine, CA 92614
                         Attention:  Advanta 1999-2/AM9902
                         Tel:  (949) 253-7575
                         Fax:  (949) 253-7577


The Sponsor:             Advanta Mortgage Conduit Services Inc.
                         10790 Rancho Bernardo Road
                         San Diego, California 92127
                         Tel:  (858) 674-3317
                         Attention:  Structured Finance


The Master Servicer:     Advanta Mortgage Corp. USA
                         10790 Rancho Bernardo Road
                         San Diego, California 92127
                         Tel:  (858) 674-3317
                         Fax:  (858) 674-3592

The Certificate Insurer: Ambac Assurance Corporation
                         One State Street Plaza
                         New York, New York  10004
                         Attention:  Advanta Mortgage Loan Trust 1999-2,
                                     Structured Finance Department - MBS
                         Fax:  (212) 363-1459

Moody's:                 Moody's Investors Service
                         99 Church Street
                         New York, New York 10007
                         Attention: The Mortgage Monitoring Department


Standard & Poor's:       Standard & Poor's Ratings Group
                         26 Broadway, 15th Floor
                         New York, New York 10004
                         Attention: Manager, Structured Finance Operations Group


Underwriters:            Morgan Stanley & Co. Incorporated, as Representative
                         1585 Broadway
                         New York, New York  10036
                         Attention:  General Counsel

                  IN WITNESS WHEREOF, the Sponsor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                              ADVANTA MORTGAGE CONDUIT SERVICES,
                                                INC.
                                                as Sponsor


                                                By: /s/ Michael Coco
                                                    ----------------------------
                                                Name: Michael Coco
                                                Title: Vice President


                                              ADVANTA MORTGAGE CORP. USA
                                                as Master Servicer


                                                By: /s/ Michael Coco
                                                    ----------------------------
                                                Name: Michael Coco
                                                Title: Vice President


                                              BANKERS TRUST COMPANY OF
                                                CALIFORNIA, N.A.,
                                                as Trustee


                                                By:/s/ Mark McNeill
                                                    ----------------------------
                                                    Mark McNeill
                                                    Assistant Secretary







                        [POOLING AND SERVICING AGREEMENT]

STATE OF CALIFORNIA        )
                           :   ss.:
COUNTY OF Orange           )


                  On the 1st day of June 1999, before me personally came Mark McNeill to me known, who, being by me duly sworn did depose and say that his/her office is located at Three Park Plaza, Irvine, California 92614; that s/he is Asst. Secretary of Bankers Trust Company of California, N.A., the national banking corporation described in and that executed the above instrument as Trustee; and that s/he signed his/her name thereto under authority granted by the Board of Directors of said national banking association.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[NOTARIAL SEAL]

Lillian Fakhr
----------------------------------
                     Notary Public

                                                                      SCHEDULE 1
                                                     Schedules of Mortgage Loans

On file with Trustee.

                                                                     EXHIBIT A-1
                                                  FORM OF CLASS A-1 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                             CLASS A-1 CERTIFICATES
                   (Class A-1 Group I Fixed Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.)

No.:     A-1-1                 June 3, 1999                       00755WGN0
    ------------             ----------------                   -------------
                               Date                               CUSIP

$114,000,000                                       March 25, 2013
------------                                       --------------
Original Principal Amount                          Final Scheduled
                                                   Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner





                                     A-1-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-1 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $114,000,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO



                                     A-1-2

DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-1 Group I Certificates (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-2 Certificates; Class A-3 Certificates; Class A-4 Certificates; Class A-5 Certificates; Class A-6 Certificates; Class A-7 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates; and a Certificate representing the right to receive certain supplemental interest amounts. All such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-1 Certificates as of the close of business on the business day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class A-1 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-1 Certificate by $114,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans.



                                     A-1-3

No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate, may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-1 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing



                                     A-1-4

Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.





                                     A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:








                                     A-1-6

                                                                     EXHIBIT A-2
                                                  FORM OF CLASS A-2 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-2 GROUP I CERTIFICATES
                   (Class A-2 Group I Fixed Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.)

No.:     A-2-1                 June 3, 1999                       00755WGP5
    ------------             ----------------                   -------------
                               Date                               CUSIP

$90,000,000                                    April 25, 2014
-----------                                    --------------
Original Principal Amount                      Final Scheduled
                                               Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner



                                     A-2-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-2 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $90,000,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-2 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO



                                     A-2-2

DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-2 Group I Certificates (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-3 Certificates; Class A-4 Certificates; Class A-5 Certificates; Class A-6 Certificates; Class A-7 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates; and a Certificate representing the right to receive certain supplemental interest amounts. All such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-2 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2 Certificate by $90,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for



                                     A-2-3
appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-2 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-2-4

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-2 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.





                                     A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:





                                     A-2-6

                                                                     EXHIBIT A-3
                                                  FORM OF CLASS A-3 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-3 GROUP I CERTIFICATES
                   (Class A-3 Group I Fixed Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.)

No.:     A-3-1                 June 3, 1999                       00755WGQ3
    ------------             ----------------                   -------------
                               Date                               CUSIP

$40,000,000                                    May 25, 2016
-----------                                    ------------
Original Principal Amount                      Final Scheduled
                                               Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner




                                     A-3-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-3 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $40,000,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-3 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO



                                     A-3-2

DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-3 Group I Certificates (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-2 Certificates; Class A-4 Certificates; Class A-5 Certificates; Class A-6 Certificates; Class A-7 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates and a Certificate representing the right to receive certain supplemental interest amounts; all such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-3 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-3 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-3 Certificate by $40,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for



                                     A-3-3
appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-3 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-3-4

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-3 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:





                                     A-3-6

                                                                     EXHIBIT A-4
                                                  FORM OF CLASS A-4 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-4 GROUP I CERTIFICATES
                   (Class A-4 Group I Fixed Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.)

No.:     A-4-1                 June 3, 1999                       00755WGR1
    ------------             ----------------                   -------------
                               Date                               CUSIP

$95,000,000                                         May 25, 2026
-----------                                         ------------
Original Principal Amount                           Final Scheduled
                                                    Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner





                                     A-4-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-4 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $95,000,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-4 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO



                                     A-4-2

DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-4 Group I Certificates (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-2 Certificates; Class A-3 Certificates; Class A-5 Certificates; Class A-6 Certificates; Class A-7 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates and a Certificate representing the right to receive certain supplemental interest amounts; all such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-4 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-4 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-4 Certificate by $95,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for



                                     A-4-3
appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-4 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-4-4

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-4 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-4-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:





                                     A-4-6

                                                                     EXHIBIT A-5
                                                  FORM OF CLASS A-5 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-5 GROUP I CERTIFICATES
                   (Class A-5 Group I Fixed Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.)

No.:     A-5-1                 June 3, 1999                       00755WGS9
    ------------             ----------------                   -------------
                               Date                               CUSIP

$31,700,000                                       May 25, 2029
-----------                                       ------------
Original Principal Amount                         Final Scheduled
                                                  Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner





                                     A-5-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-5 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $31,700,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-5 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO



                                     A-5-2

DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-5 Group I Certificates (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-2 Certificates; Class A-3 Certificates; Class A-4 Certificates; Class A-6 Certificates; Class A-7 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates and a Certificate representing the right to receive certain supplemental interest amounts, all such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-5 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-5 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-5 Certificate by $31,700,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for



                                     A-5-3
appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-5 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-5-4

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-5 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-5-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:





                                     A-5-6

                                                                     EXHIBIT A-6
                                                  FORM OF CLASS A-6 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-6 GROUP I CERTIFICATES
                   (Class A-6 Group I Fixed Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.)

No.:     A-6-1                 June 3, 1999                       00755WGT7
    ------------             ----------------                   -------------
                               Date                               CUSIP

$41,000,000                                        April 25, 2014
-----------                                        --------------
Original Principal Amount                          Final Scheduled
                                                   Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner





                                     A-6-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-6 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $41,000,000. The Owner hereof is entitled to principal payments in the amounts and at the times set forth in the Pooling and Servicing Agreement, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-6 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO



                                     A-6-2

DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-6 Group I Certificates (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-2 Certificates; Class A-3 Certificates; Class A-4 Certificates; Class A-5 Certificates; Class A-7 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates and a Certificate representing the right to receive certain supplemental interest amounts, all such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-6 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-6 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-6 Certificate by $41,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for



                                     A-6-3
appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-6 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-6-4

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-6 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-6-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:






                                     A-6-6

                                                                     EXHIBIT A-7
                                                  FORM OF CLASS A-7 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                        CLASS A-7 GROUP II CERTIFICATES
                 (Class A-7 Group II Floating Rate Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group II
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group II described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group II held by the Trust, and (ii) monies held in such Accounts.)

No.:     A-7-1                 June 3, 1999                       00755WGU4
    ------------             ----------------                   -------------
                               Date                               CUSIP

$105,800,000                                May 25, 2029
                                            ------------
Original Principal Amount                   Final Scheduled
                                            Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner





                                     A-7-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of adjustable rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group II") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group II, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group II and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group II, (vi) the rights of the Trustee under the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group II and other amounts and property enumerated above are hereinafter referred to as "Group II."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-7 Certificates on June 3, 1999 (the "Startup Day"), which aggregate amount was $105,800,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-7 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to June 25, 1999 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.


                                     A-7-2

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class A-7 Group II Certificates (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-2 Certificates; Class A-3 Certificates; Class A-4 Certificates; Class A-5 Certificates; Class A-6 Certificates; Class B Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates and a Certificate representing the right to receive certain supplemental interest amounts, all such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class A-7 Certificates as of the close of business on the business day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class A-7 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-7 Certificate by $105,800,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master



                                     A-7-3

Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group II and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-7 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-7-4

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-7 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-7-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:




                                     A-7-6

                                                                     EXHIBIT A-R
                                                    FORM OF CLASS R CERTIFICATES

                  TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING THEREOF SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.





                                     A-R-1

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                                     CLASS R


                  This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Corp., any Originator or any of their subsidiaries and affiliates.

No:      R-1-1                                            Date:   June 3, 1999
   ---------------                                             -----------------


Percentage Interest: 100%                                 May 25, 2029
                     ---                                  ------------
                                                          Final Scheduled
                                                          Payment Date

                             ---------------------
                                Registered Owner


                  This Certificate is one of a Class of duly authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Class R Certificates (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, dated as of May 1, 1999 (the "Pooling and Servicing Agreement"), by and among Advanta Mortgage Conduit Services, Inc. (the "Sponsor"), Bankers Trust Company of California (the "Trustee"), and Advanta Mortgage Corp. USA (the "Master Servicer") to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing June 25, 1999 to the persons in whose names the Class R Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class R Certificates such Owner's Percentage Interest multiplied by any amounts then available to be distributed to the Owners of the Class R Certificates. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified



                                     A-R-2
the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Sponsor, Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp. or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of a Trust Estate occurs pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans as of the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain



                                     A-R-3
circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans in the Trust Estate may be sold, thereby effecting the early retirement of the Class R Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-R-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed, pursuant to the provisions of the Pooling and Servicing Agreement.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:







                                     A-R-5

                                                                    EXHIBIT A-RL
                                                   FORM OF CLASS RL CERTIFICATES

                  TRANSFER OF THIS CLASS RL CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS RL CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING THEREOF SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS RL CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS RL CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS RL CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.






                                     A-RL-1

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                                    CLASS RL


                  This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Corp., any Originator or any of their subsidiaries and affiliates.

No:      RL-1                                              Date:  June 3, 1999
   ---------------                                              ----------------


Percentage Interest: 100%                                  May 25, 2029
                     ---                                   ------------
                                                           Final Scheduled
                                                           Payment Date

                             ---------------------
                                Registered Owner


                  This Certificate is one of a Class of duly authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Class RL Certificates (the "Class RL Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, dated as of May 1, 1999 (the "Pooling and Servicing Agreement"), by and among Advanta Mortgage Conduit Services, Inc. (the "Sponsor"), Bankers Trust Company of California (the "Trustee"), and Advanta Mortgage Corp. USA (the "Master Servicer") to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing June 25, 1999 to the persons in whose names the Class RL Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class RL Certificates such Owner's Percentage Interest multiplied by any amounts then available to be distributed to the Owners of the Class RL Certificates. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified



                                     A-RL-2
the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Sponsor, Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp. or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of a Trust Estate occurs pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans as of the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain



                                     A-RL-3
circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans in the Trust Estate may be sold, thereby effecting the early retirement of the Class RL Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RL Certificates are exchangeable for new Class RL Certificates evidencing the same Percentage Interest as the Class RL Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.





                                     A-RL-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed, pursuant to the provisions of the Pooling and Servicing Agreement.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:



                                     A-RL-5

                                                                     EXHIBIT A-S
                                            FORM OF SUPPLEMENTAL INTEREST RIGHTS

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                      SUPPLEMENTAL INTEREST PAYMENT ACCOUNT
                                   RELATING TO
                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                           SUPPLEMENTAL INTEREST RIGHT

                  This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates. This Certificate represents a right to receive certain amounts held in the Supplemental Interest Payment Account described herein.

Date:   June 3, 1999


Percentage Interest: 100%                                     May 25, 2029
                     ----                                     ------------
                                                              Final Scheduled
                                                              Payment Date

                    Bankers Trust Company Of California, N.A.
              on behalf of the Owners of the Class A-1 Certificates
              -----------------------------------------------------
                                Registered Owner

                  The registered Owner named above is the registered Owner of a right to receive certain amounts held in the Supplemental Interest Payment Account (the "Supplemental Interest Right") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer").


                                     A-S-1

                  This Certificate issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing June 25, 1999 to the persons in whose names the Supplemental Interest Rights are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of Supplemental Interest Rights such Owner's Percentage Interest multiplied by any amounts then available to be distributed to the Owners of the Supplemental Interest Rights. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Sponsor, Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp. or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain amounts held in the Supplemental Interest Payment Account all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.


                                     A-S-2

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of a Trust Estate occurs pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of the REMIC Trust as a REMIC under the Code the Mortgage Loans in the Trust Estate may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in certain amounts held in the Supplemental Interest Payment Account will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.





                                     A-S-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed, pursuant to the provisions of the Pooling and Servicing Agreement.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:





                                     A-S-4

                                                                     EXHIBIT A-B
                                                     FORM OF CLASS B CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6 AND CLASS A-7 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED HEREIN.

                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                       INTEREST-ONLY CLASS B CERTIFICATES
                              (Class B Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                                 Mortgage Loans
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I and Group II described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I and Group II held by the Trust and (ii) monies held in such Accounts.)

No.: B-1                                                    June 3, 1999
                                                            ------------
                                                            Date

Percentage Interest: 100%                                   May 25, 2029
                                                            ------------
                                                            Final Scheduled
                                                            Payment Date

             Bankers Trust Company of California, N.A., on behalf of
                   Advanta 1999-2 Supplemental Interest Trust
                   ------------------------------------------
                                Registered Owner


                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold or caused to be sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1999-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta



                                     A-B-1

Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts in all Accounts including principal collected and accrued interest in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, including Eligible Investments, as may from time to time may be held in such Accounts (except any premium recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and on the Certificate Account), (iii) any Property relating to the Mortgage Loans in Group I, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans in Group I and any rights of the Sponsor under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds relating to the Mortgage Loans in Group I, (vi) the rights of the Trustee under the Certificate Insurance Policy, and
(vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. Any resale, transfer or other disposition of this certificate without such registration or qualification may be made only in a transaction which does not require such registration or qualification and in accordance with the provisions of section 5.8 of the pooling and servicing agreement referred to herein.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH
860G) OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     A-B-2

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates, Class B Certificates (the "Class B Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Certificates; Class A-2 Certificates; Class A-3 Certificates; Class A-4 Certificates; Class A-5 Certificates; Class A-6 Certificates; Class A-7 Certificates; Class BS Certificates; Class R Certificates; Class RL Certificates; and a Certificate representing the right to receive certain supplemental interest amounts. All such Certificates are collectively referred to as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing June 25, 1999, the Owners of the Class B Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class B Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class B Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class B Certificates. The Percentage Interest of each Class B Certificate as of any date of determination will be equal to the percentage set forth on such Class B Certificate.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to



                                     A-B-3
certain collections and recoveries relating to the Mortgage Loans in Group I and Group II and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class B Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of



                                     A-B-4
like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class B Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class B Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of the same percentage interest as the Class B Certificates exchanged.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.






                                     A-B-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:





                                     A-B-6

                                                                    EXHIBIT A-BS
                                                    FORM OF CLASS BS CERTIFICATE

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                      SUPPLEMENTAL INTEREST PAYMENT ACCOUNT
                                   RELATING TO
                       ADVANTA MORTGAGE LOAN TRUST 1999-2
                                    CLASS BS

                  This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp., any Originator or any of their subsidiaries and affiliates. This Certificate represents a fractional ownership interest in certain excess monies of the Supplemental Interest Payment Account described herein.

No:  BS-                                    Date:   June 3, 1999


Percentage Interest:   ----%                                   May 25, 2029
                     -----------                               ------------
                                                               Final Scheduled
                                                               Payment Date

                                ----------------
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in certain excess monies of the Supplemental Interest Payment Account pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer").


                                     A-BS-1

                  This Certificate is one of a Class of duly authorized Certificates designated as Advanta Mortgage Loan Trust 1999-2, Class BS Certificates (the "Class BS Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing June 25, 1999 to the persons in whose names the Class BS Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class BS Certificates such Owner's Percentage Interest multiplied by any amounts then available to be distributed to the Owners of the Class BS Certificates. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Sponsor, Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Corp. or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain amounts held in the Supplemental Interest Payment Account, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such



                                     A-BS-2

Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of a Trust Estate occurs pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or any Master Servicer Affiliate may at its option, purchase from the Trust all (but not fewer than all) Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate acquired on the Startup Date and acquired prior to the end of the Pre-Funding Period and (ii) under certain circumstances relating to the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Mortgage Loans in the Trust Estate may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in certain amounts held in the Supplemental Interest Payment Account will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class BS Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class BS Certificates are exchangeable for new Class BS Certificates evidencing the same Percentage Interest as the Class BS Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



                                     A-BS-3

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.








                                     A-BS-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed, pursuant to the provisions of the Pooling and Servicing Agreement.

                                                        BANKERS TRUST COMPANY OF
                                                        CALIFORNIA, N.A.,
                                                         as Trustee



                                                    By: ______________________
                                                        Name:
                                                        Title:



Trustee Authentication

    BANKERS TRUST COMPANY OF
    CALIFORNIA, N.A.,
     as Trustee


By: ______________________
    Name:
    Title:



                                     A-BS-5

                                                                       EXHIBIT B



                       FORM OF NOTICE OF ESTABLISHMENT OF
                         PRINCIPAL AND INTEREST ACCOUNT


Bankers Trust Company
  of California, N.A.
Three Park Plaza, 16th Floor
Irvine, CA 92614

Attention:  Corporate Trust Administration

Ladies & Gentlemen:

                  In accordance with Section 8.8 of the Pooling and Servicing Agreement dated as of May 1, 1999 between you, Advanta Mortgage Corp. USA, a Delaware corporation ("AMCUSA"), and Advanta Mortgage Conduit Services, Inc., please be advised that AMCUSA, as master servicer, has established the Principal and Interest Account in trust for Bankers Trust Company of California, N.A., as Trustee, as follows:

BANK                                                  ACCOUNT NUMBER
----                                                  --------------
PNC                                                    86128-21463
Bank of America                                        14504-08663




                                                      Very truly yours,

                                                      ADVANTA MORTGAGE CORP. USA


                                                      By:
                                                          ----------------------
                                                          Name:  Michael Coco
                                                          Title: Vice President


Dated:  June 3, 1999



          [Evidence of Establishment of Principal and Interest Account]

                                    EXHIBIT C


                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


                  Bankers Trust Company of California, N.A., a national banking association, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as master servicer, and the Trustee, hereby acknowledges receipt of the items delivered to it by the Sponsor with respect to the Mortgage Loans listed on Schedule 1 of the Pooling and Servicing Agreement, except as set forth on the exception report (the "Exception Report") attached hereto.

                  The Trustee hereby additionally acknowledges that it shall review such items (i) to confirm that an original Note is contained in the file within 10 Business Days after the Startup Day and (ii) as required by Section 3.6(a) of the Pooling and Servicing Agreement, during the period specified therein, and shall otherwise comply with Section 3.6(b) of the Pooling and Servicing Agreement as required thereby.

                                            BANKERS TRUST COMPANY OF CALIFORNIA,
                                              N.A., as Trustee



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated:
      -------------------

                                                           SCHEDULE TO EXHIBIT C

                                EXCEPTION REPORT

                                                                       EXHIBIT D

                              FORM OF CERTIFICATION

                  WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, and the Trustee; and

                  WHEREAS, the Trustee is required, pursuant to Section 3.6(a) of the Pooling and Servicing Agreement, to review the Files relating to the Pool within a specified period following the Startup Day and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in Section 3.6(b) of the Pooling and Servicing Agreement; and

                  WHEREAS, Section 3.6(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Certification upon the satisfaction of certain conditions set forth therein.

                  NOW, THEREFORE, it has determined that all required documents (or certified copies of documents listed in Section 3.5 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Initial Mortgage Loans identified in the Schedules of Mortgage Loans pursuant to Section 3.5(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, any remedial action by the Sponsor pursuant to
Section 3.6(b) of the Pooling and Servicing Agreement has been completed. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.


                                                BANKERS TRUST COMPANY
                                                OF CALIFORNIA, N.A.

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT E

                             FORM OF DELIVERY ORDER


                                               ---------------------------(date)


Bankers Trust Company
  of California, N.A.
Three Park Plaza
16th Floor
Irvine, California 92714

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

                  Pursuant to Article IV of the Pooling and Servicing Agreement, dated as of May 1, 1999 (the "Pooling and Servicing Agreement") by and among Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, as master servicer, and Bankers Trust Company of California, N.A., as trustee, the Sponsor HEREBY CERTIFIES that all conditions precedent to the issuance of Advanta Mortgage Loan Trust 1999-2, Mortgage Loan Asset-Backed Certificates (the "Certificates"), HAVE BEEN SATISFIED and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the Owners thereof, or otherwise upon their order.

                                                 Very truly yours,

                                                 ADVANTA MORTGAGE CONDUIT
                                                  SERVICES, INC.


                                                 By:
                                                     ---------------------------
                                                     Name:  Michael Coco
                                                     Title: Vice President

                                                                       EXHIBIT F

          FORM OF CLASS R AND CLASS RL TAX MATTERS TRANSFER CERTIFICATE

                                                      AFFIDAVIT PURSUANT TO
                                                      SECTION 860E(e) OF THE
                                                      INTERNAL REVENUE CODE OF
                                                      1986, AS AMENDED

STATE OF          )
                  )  ss:
COUNTY OF         )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], on behalf of which he makes this affidavit.

                  2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income); (ii) it is not acquiring the Class [R/RL] Certificates for the account of disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class [R/RL] Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer any such Class [R/RL] Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this __ day of __________, ____.


                                                  [NAME OF INVESTOR]

                                                  By:
                                                     ---------------------------
                                                     [Name of Officer]
                                                     [Title of Officer]


                                                  [Corporate Seal]

                                                  Attest:


                                                     ---------------------------
                                                     [Assistant] Secretary

                  Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

                  Subscribed and sworn before me this ____ day of _______, ____.


                                  ---------------------------
                                  NOTARY PUBLIC

                                  COUNTY OF
                                          ------------------------

                                  STATE OF
                                          ------------------------

                    My commission expires the      day of                ,     .
                                              ----        ---------------  ----

                                                                       EXHIBIT G


                            SPECIAL POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that I, _____________, ______________ of ________________ (the "Sponsor"), do hereby constitute and appoint Bankers Trust Company of California, N.A., as the true and lawful attorney, for the Sponsor and in its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to the Bankers Trust Company of California, N.A., as trustee (the "Trustee"), under that Pooling and Servicing Agreement dated as of May 1, 1999 by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as master servicer, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

                  This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Sponsor with respect thereto.

         WITNESS the following signature this     day of                 ,     .
                                              ----        ---------------  ----

                                            ----------------------
                                            By: ------------------
                                            Name: ----------------
                                            Title: ---------------

STATE OF PENNSYLVANIA
COUNTY OF MONTGOMERY

         I, _____________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that _______________, who acknowledged himself to the _______________ of _______________, a Delaware corporation, personally appeared before me in the jurisdiction aforesaid and that he as such ______________ executed the foregoing instrument on behalf of said corporation for the purposes therein contained.

         Witness my hand and official seal this _____ day of _________________.



                                                                 (SEAL)
                                            ---------------------
                                            Notary Public

                                            My Commission Expires:

                                                                       EXHIBIT H
                                                          FORM OF MONTHLY REPORT

                     Advanta Mortgage Conduit Services, Inc.
                     Mortgage Loan Asset-Backed Certificates
                                  Series 1999-2

                         Statement to Certificateholders

                                          PRIOR                                                       CURRENT
                    ORIGINAL            PRINCIPAL                                                    PRINCIPAL
     CLASS         FACE VALUE            BALANCE         INTEREST        PRINCIPAL       TOTAL        BALANCE
---------------------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
A-5
A-6
A-7
B
BS
R
RL

---------------------------------------------------------------------------------------------------------------------
TOTALS
---------------------------------------------------------------------------------------------------------------------


FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                 PASS-THROUGH RATES



                               PRIOR                                                         CURRENT
                             PRINCIPAL                                                      PRINCIPAL
    CLASS        CUSIP        BALANCE         INTEREST       PRINCIPAL        TOTAL          BALANCE        CURRENT      NEXT
-----------------------------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
A-5
A-6
A-7
B
BS
R
RL

SPONSOR:    Advanta Mortgage Conduit Services, Inc.  ACCOUNT
SERVICER:   Advanta Mortgage Corp. USA               MANAGER:
                                                             -------------------------------

LEAD UNDERWRITER: Morgan Stanley & Co., Incorporated

RECORD DATE:
DISTRIBUTION DATE:
FACTOR INFORMATION:

                     Advanta Mortgage Conduit Services, Inc.
                     Mortgage Loan Asset-Backed Certificates
                                  Series 1999-2

                         Statement to Certificateholders

AS TO EACH MORTGAGE LOAN GROUP

DISTRIBUTION DATE:

DELINQUENCY ADVANCES MADE:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:

PLUS ADDITIONAL SERVICING FEES:

LESS PERMITTED REDUCTIONS TO SERVICING FEES:

TOTAL SERVICING FEES DUE MASTER SERVICER (INCLUDING MASTER SERVICING FEE):

COLLECTED SERVICING FEES FOR CURRENT PERIOD:



                  Total Delinquency (Excluding Foreclosure &
                  REO, Including delinquent bankruptcies)                                    Loans in
                  ---------------------------------------                                    Foreclosure
                                                                                             (Including
                  30-59          60-89           90+                                         bankruptcies
                  Days           Days            Days           Total Delinquency            in F/C)
                  ----           ----            ----           -----------------            -------
UPS-$
%-$

Loans-$
%-#



BOOK VALUE AND LOAN NUMBER OF REO PROPERTY:

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:

NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:

WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:

SUBSTITUTION AMOUNTS:

LOAN PURCHASE PRICES

                      Bankruptcy
                      Proceedings
                      -----------
                      Loans-#                UPB-$

Status
  Current
  Delinquent*
  Foreclosure*

Total

                      Modified Loans
                      --------------
                      Loans-#                UPB-$

Status
  Current
  Delinquent*
  Foreclosure*

Total

*  included in delinquency and foreclosure statistics above

CURTAILMENTS INCLUDED IN CURRENT DISTRIBUTION:

PREPAYMENTS IN FULL INCLUDED IN CURRENT DISTRIBUTION:

RECOVERIES OF PRINCIPAL INCLUDED IN CURRENT DISTRIBUTION:

CARRY-FORWARD AMOUNT:

AMOUNT OF OVERCOLLATERALIZATION INCREASE OR DECREASE WITH
RESPECT TO A MORTGAGE LOAN GROUP:

INFORMATION PURSUANT TO
SECTION 6049(d)(7)(C):

PROJECTED EXCESS SPREAD FOR MORTGAGE LOAN GROUP:

BALANCE OF LARGEST LOAN:

                                 TRUST ACTIVITY

                           CERTIFICATE ACCOUNT DEPOSIT

AS TO EACH MORTGAGE LOAN GROUP:

PROCEEDS OF LIQUIDATION OF TRUST ESTATE:

AMOUNT OF DEPOSIT IN THE CERTIFICATE ACCOUNT:

LOAN PURCHASE PRICE AMOUNTS:

SUBSTITUTION AMOUNT:

INVESTMENT EARNINGS:  ON CERT. ACCT.

MONTHLY REMITTANCE FOR EACH CLASS:

AMOUNT OF EXCESS SPREAD ALLOCABLE TO A GROUP USED TO COVER SHORTFALLS WITH RESPECT TO ANOTHER GROUP:

AMOUNT WITHDRAWN FROM CERTIFICATE ACCOUNT
AND DEPOSITED IN THE EXPENSE ACCOUNT:

AMOUNT WITHDRAWN FROM CERTIFICATE ACCOUNT
AND DISTRIBUTED TO SUBORDINATED CERTIFICATES:


AMOUNT REMAINING IN CERTIFICATE ACCOUNT:

                                                                 PREMIUM AMOUNT:

                                                                       EXHIBIT I

                     FORM OF MASTER SERVICER'S TRUST RECEIPT

To:      Bankers Trust Company
         of California, N.A.
         Three Park Plaza
         16th Floor
         Irvine, California 92614

         Attn:  Corporate Trust

                                      Date:


                  In connection with the administration of the mortgage loans held by you as Trustee under a certain Pooling and Servicing Agreement dated as of May 1, 1999 and by and among Advanta Mortgage Corp. USA, as Master Servicer, and you, as Trustee (the "Agreement"), the Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below:

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_______ 1.                Mortgage Loan paid in full.

                                   (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account (whichever is applicable) pursuant to the Agreement.)

_______ 2.                Mortgage Loan repurchased pursuant to Section 3.3,
                          3.4, 3.6(b) or 8.10 of the Agreement.

                                   (The Master Servicer hereby certifies that the Loan Purchase Price has been or will be paid to the Certificate Account pursuant to the Agreement.)

_______ 3.                Mortgage Loan substituted.

                                   (The Master Servicer hereby certifies that a Qualified Replacement Mortgage has been or will be assigned and delivered to you along with the related Mortgage File pursuant to the Agreement.)

_______ 4.                The Mortgage Loan is being foreclosed.

_______ 5.                Other.  (Describe)

                  The undersigned acknowledges that the above File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, or repurchased or substituted for by a Qualified Replacement Mortgage (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

                  Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                                  ADVANTA MORTGAGE CORP. USA



                                                  By
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                                                       EXHIBIT J
                                           FORM OF SUBSEQUENT TRANSFER AGREEMENT


                         SUBSEQUENT TRANSFER AGREEMENT


                  Advanta Mortgage Conduit Services, Inc. (the "Sponsor") and Bankers Trust Company of California, N.A. as Trustee of the Advanta Mortgage Loan Trust 1999-2 (the "Trust"), pursuant to the Pooling and Servicing Agreement dated as of May 1, 1999 among Advanta Mortgage Corp. USA as Master Servicer, Advanta Mortgage Conduit Services, Inc., as Sponsor and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement"), hereby confirm their understanding with respect to the acquisition by the Trust of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Conveyance of Subsequent Mortgage Loans. The Sponsor does hereby irrevocably transfer, assign, set over and otherwise convey to the Trust and does hereby request or direct the Trust to acquire, without recourse (except as otherwise explicitly provided for herein) all of its [and certain Warehouse Trusts'] right, title and interest in and to the Subsequent Mortgage Loans listed on the attached Schedule of Mortgage Loans, including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto, including all principal collected and interest accrued on or after the Subsequent Cut-Off Date and any related Mortgage Insurance Policies relating thereto. The Sponsor shall deliver or cause to be delivered the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Section 3.8(b) of the Pooling and Servicing Agreement.

                  The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Pooling and Servicing Agreement shall be borne by the Sponsor.

                  The Sponsor hereby affirms the representations and warranties set forth in the Pooling and Servicing Agreement that relate to itself and to the Subsequent Mortgage Loans as of the date hereof.

                  All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein; provided that in the event of any conflict, the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Terms and capitalized and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Subsequent Transfer Agreement as of this ____ day of ____________, ______.



                                        ADVANTA MORTGAGE CONDUIT
                                        SERVICES, INC.,
                                        as Sponsor


                                        By:
                                           -------------------------------------
                                           Michael Coco
                                           Vice President


                                        ADVANTA MORTGAGE LOAN
                                        TRUST 1999-2
                                        By: Bankers Trust Company of
                                              California, N.A.,
                                              not in its individual capacity but
                                              solely as Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:

Attachments

A.       Addition Notice.
B.       Schedule of Mortgage Loans.
C.       Officer's Certificate.
D.       Trustee's Certificate.
E.       Conveyance Agreement.

EXHIBIT K
                                                     FORM OF LOST NOTE AFFIDAVIT

                             AFFIDAVIT OF LOST NOTE

Loan #                :                              Note Date:
Current Borrower(s)   :

I, ___________________, being duly sworn, do hereby state under oath that:

1. I, as [Title] of _________________ (the "Lender"), am authorized to make this affidavit.

2. The Lender is the payee under the mortgage note ("Note"). A mortgage/deed of trust ("Security Instrument") signed refers to the note made of even date. The security instrument is attached as Exhibit 1.

3. The Lender is the lawful owner of the Note and has good title to the Note and has the right to convey good title thereto, and the Lender has not canceled, altered, assigned or hypothecated the Note except to the Sponsor and the Trustee.

4. The Note was not located after a thorough and diligent search which consisted of the following actions:

         Searching of all servicing and collateral loan files
         Querying the loan servicing employees

5. Attached hereto as Exhibit 1 is a true and correct copy of the Security Instruments with an original note endorsement in blank by Lender.

6. This Affidavit is intended to be relied on by [Advanta entity], its successors, and assigns.

7. Following the assignment of the Note to the Trustee, the Trustee will be entitled to enforce the Note pursuant to Section 3-309 of the Uniform Commercial Code.

Executed this ___ day of ______, 199_, on behalf of the Lender by:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                  ON THIS ____ DAY OF ____________, 199_, BEFORE ME APPEARED _____________________________, to me personally known, who being duly sworn did say that he is the [Title] of ___________________________, and that said Affidavit of Lost Note was signed and sealed in behalf of such corporation as Lender and said __________________________ acknowledged this instrument to be the free act and deed of said corporation.


              ____________________________________________________
               Notary Public in and for the State of ____________

My commission expires _____________________________________















                                      K-2